                                                             EXHIBIT 4(f)
                                                             EXECUTION COPY

================================================================================

                                   INDENTURE



                                     AMONG


                      L-3 COMMUNICATIONS HOLDINGS, INC.,
                                  THE COMPANY


                                      AND


                        L-3 COMMUNICATIONS CORPORATION,
                   HYGIENETICS ENVIRONMENTAL SERVICES, INC.,
                    L-3 COMMUNICATIONS ILEX SYSTEMS, INC.,
                     L-3 COMMUNICATIONS AYDIN CORPORATION,
                                  MPRI, INC.,
                  L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC.,
                              SPD HOLDINGS, INC.,
                         SPD ELECTRICAL SYSTEMS, INC.,
                             SPD SWITCHGEAR, INC.,
                                PAC ORD, INC.,
                                HENSCHEL, INC.,
                             POWER PARAGON, INC.,
                        L-3 COMMUNICATIONS ESSCO, INC.,
                            ELECTRODYNAMICS, INC.,
                      INTERSTATE ELECTRONICS CORPORATION,
                      SOUTHERN CALIFORNIA MICROWAVE INC.,
                L-3 COMMUNICATIONS STORM CONTROL SYSTEMS, INC.,
                  L-3 COMMUNICATIONS DBS MICROWAVE, INC. AND
                            MICRODYNE CORPORATION,
                                 AS GUARANTORS


                                      AND


                             THE BANK OF NEW YORK,
                                  AS TRUSTEE


             4.00% SENIOR SUBORDINATED CONVERTIBLE CONTINGENT DEBT
                          SECURITIES (CODES) DUE 2011
                         DATED AS OF OCTOBER 24, 2001

================================================================================

                            CROSS-REFERENCE TABLE*



Trust Indenture                              Indenture
Act Section                                    Section
-------------------------------                -----
310(a)(1) .....................                 5.11
   (a)(2) ......................                5.11
   (a)(3) ......................                 n/a
   (a)(4) ......................                 n/a
   (a)(5) ......................                5.11
   (b) .......................             5.3; 5.11
   (c) .........................                 n/a

311(a) ........................                 5.12
   (b) .........................                5.12
   (c) .........................                 n/a

312(a) ........................                 2.10
   (b) .........................                15.3
   (c) .........................                15.3

313(a) ........................                  5.7
   (b)(1) ......................                 n/a
   (b)(2) ......................                 5.7
   (c) .........................           5.7; 15.2
   (d) .........................                 5.7

314(a)(1), (2), (3) ...........            9.6; 15.6
   (a)(4) ......................      9.6; 9.7; 15.6
   (b) .........................                 n/a
   (c)(1) ......................                15.5
   (c)(2) ......................                15.5
   (c)(3) ......................                 n/a
   (d) .........................                 n/a
   (e) .........................                15.6
   (f) .........................                 n/a

315(a) ........................              5.1 (a)
   (b) .........................           5.6; 15.2
   (c) .........................             5.1 (b)
   (d) .........................             5.1 (c)
   (e) .........................                4.14

316(a)(last sentence) .........                 2.13
   (a)(1)(A) ...................                 4.5
   (a)(1)(B) ...................                 4.4
   (a)(2) ......................                 n/a
   (b) .........................                 4.7
   (c) .........................                 1.1

317(a)(1) ......................                 4.8
   (a)(2) ......................                 4.9
   (b) .........................                 2.5

318(a) .........................                15.1
   (b) .........................                 n/a
   (c) .........................                15.1

----------
"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS




                                                                                   PAGE
                                                                                  -----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE ............................   1
Section 1.1  Definitions ........................................................   1
Section 1.2  Incorporation by Reference of Trust Indenture Act ..................  14
Section 1.3  Rules of Construction ..............................................  15

ARTICLE 2 THE SECURITIES ........................................................  15
Section 2.1  Title and Terms ....................................................  15
Section 2.2  Form of Securities .................................................  17
Section 2.3  Legends ............................................................  18
Section 2.4  Execution, Authentication, Delivery and Dating .....................  23
Section 2.5  Registrar and Paying Agent .........................................  24
Section 2.6  Paying Agent to Hold Assets in Trust ...............................  24
Section 2.7  General Provisions Relating to Transfer and Exchange ...............  25
Section 2.8  Book-Entry Provisions for the Global Securities ....................  26
Section 2.9  Special Transfer Provisions ........................................  27
Section 2.10 Holder Lists .......................................................  29
Section 2.11 Persons Deemed Owners ..............................................  29
Section 2.12 Mutilated, Destroyed, Lost or Stolen Securities ....................  29
Section 2.13 Treasury Securities ................................................  30
Section 2.14 Temporary Securities ...............................................  30
Section 2.15 Cancellation .......................................................  30
Section 2.16 CUSIP Numbers ......................................................  30
Section 2.17 Defaulted Interest .................................................  31

ARTICLE 3 SATISFACTION AND DISCHARGE ............................................  31
Section 3.1  Satisfaction and Discharge of Indenture ............................  31
Section 3.2  Deposited Monies to be Held in Trust ...............................  32
Section 3.3  Return of Unclaimed Monies .........................................  32

ARTICLE 4 DEFAULTS AND REMEDIES .................................................  33
Section 4.1  Events of Default ..................................................  33
Section 4.2  Acceleration of Maturity; Rescission and Annulment .................  34
Section 4.3  Other Remedies .....................................................  35
Section 4.4  Waiver of Past Defaults ............................................  35
Section 4.5  Control by Majority ................................................  35
Section 4.6  Limitation on Suit .................................................  36
Section 4.7  Unconditional Rights of Holders to Receive Payment and to Convert ..  36
Section 4.8  Collection of Indebtedness and Suits for Enforcement by the Trustee   37
Section 4.9  Trustee May File Proofs of Claim ...................................  37
Section 4.10 Restoration of Rights and Remedies .................................  38
Section 4.11 Rights and Remedies Cumulative .....................................  38
Section 4.12 Delay or Omission Not Waiver .......................................  38
Section 4.13 Application of Money Collected .....................................  38
Section 4.14 Undertaking for Costs ..............................................  39
Section 4.15 Waiver of Stay or Extension Laws ...................................  39

ARTICLE 5 THE TRUSTEE ...........................................................  39
Section 5.1  Certain Duties and Responsibilities ................................  39

                                                                                   PAGE
                                                                                  -----
Section 5.2  Certain Rights of Trustee .......................................... 41
Section 5.3  Individual Rights of Trustee ....................................... 42
Section 5.4  Money Held in Trust ................................................ 42
Section 5.5  Trustee's Disclaimer ............................................... 42
Section 5.6  Notice of Defaults ................................................. 42
Section 5.7  Reports by Trustee to Holders ...................................... 43
Section 5.8  Compensation and Indemnification ................................... 43
Section 5.9  Replacement of Trustee ............................................. 44
Section 5.10 Successor Trustee by Merger, Etc. .................................. 44
Section 5.11 Corporate Trustee Required; Eligibility ............................ 45
Section 5.12 Collection of Claims Against the Company ........................... 45

ARTICLE 6 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE .................. 45
Section 6.1  Company May Consolidate, Etc., Only on Certain Terms ............... 45
Section 6.2  Successor Corporation Substituted .................................. 46

ARTICLE 7 AMENDMENTS, SUPPLEMENTS AND WAIVERS ................................... 46
Section 7.1  Without Consent of Holders of Securities ........................... 46
Section 7.2  With Consent of Holders of Securities .............................. 47
Section 7.3  Compliance with Trust Indenture Act ................................ 48
Section 7.4  Revocation of Consents and Effect of Consents or Votes ............. 48
Section 7.5  Notation on or Exchange of Securities .............................. 48
Section 7.6  Trustee to Sign Amendment, Etc. .................................... 49

ARTICLE 8 MEETING OF HOLDERS OF SECURITIES ...................................... 49
Section 8.1  Purposes for Which Meetings May Be Called .......................... 49
Section 8.2  Call Notice and Place of Meetings .................................. 49
Section 8.3  Persons Entitled to Vote at Meetings ............................... 50
Section 8.4  Quorum; Action ..................................................... 50
Section 8.5  Determination of Voting Rights; Conduct and Adjournment of Meetings  50
Section 8.6  Counting Votes and Recording Action of Meetings .................... 51

ARTICLE 9 COVENANTS ............................................................. 51
Section 9.1  Payment of Principal, Premium and Interest ......................... 51
Section 9.2  Maintenance of Offices or Agencies ................................. 52
Section 9.3  Corporate Existence ................................................ 52
Section 9.4  Maintenance of Properties .......................................... 52
Section 9.5  Payment of Taxes and Other Claims .................................. 53
Section 9.6  Reports ............................................................ 53
Section 9.7  Compliance Certificate ............................................. 53
Section 9.8  Tax Treatment ...................................................... 54
Section 9.9  Additional Amounts ................................................. 54

ARTICLE 10 REDEMPTION OF SECURITIES ............................................. 54
Section 10.1 [Reserved] ......................................................... 54
Section 10.2 Optional Redemption ................................................ 54
Section 10.3 Notice to Trustee .................................................. 55
Section 10.4 Selection of Securities to Be Redeemed ............................. 55
Section 10.5 Notice of Redemption ............................................... 55
Section 10.6 Effect of Notice of Redemption ..................................... 56
Section 10.7 Deposit of Redemption Price ........................................ 57

                                                                                            PAGE
                                                                                           -----
Section 10.8  Securities Redeemed in Part ................................................ 57
ARTICLE 11 REPURCHASE AT THE OPTION OF A HOLDER UPON A CHANGE OF
 CONTROL ................................................................................. 57
Section 11.1  Repurchase Right ........................................................... 57
Section 11.2  Conditions to the Company's Election to Pay the Repurchase Price in Common
              Stock ...................................................................... 58
Section 11.3  Notices; Method of Exercising Repurchase Right, Etc. ....................... 59

ARTICLE 12 CONVERSION OF SECURITIES ...................................................... 62
Section 12.1  Conversion Right and Conversion Price ...................................... 62
Section 12.2  Exercise of Conversion Right ............................................... 63
Section 12.3  Fractions of Shares ........................................................ 64
Section 12.4  Adjustment of Conversion Price ............................................. 65
Section 12.5  Notice of Adjustments of Conversion Price .................................. 73
Section 12.6  Notice Prior to Certain Actions ............................................ 74
Section 12.7  Company to Reserve Common Stock ............................................ 75
Section 12.8  Taxes on Conversions ....................................................... 75
Section 12.9  Covenant as to Common Stock ................................................ 75
Section 12.10 Cancellation of Converted Securities ....................................... 75
Section 12.11 Effect of Reclassification, Consolidation, Merger or Sale .................. 75
Section 12.12 Company Determination Final ................................................ 77
Section 12.13 Responsibility of Trustee for Conversion Provisions ........................ 77

ARTICLE 13 SUBORDINATION ................................................................. 77
Section 13.1  Agreement to Subordinate ................................................... 77
Section 13.2  Liquidation; Dissolution; Bankruptcy ....................................... 77
Section 13.3  Default on Designated Senior Debt .......................................... 78
Section 13.4  Acceleration of Securities ................................................. 78
Section 13.5  When Distribution Must Be Paid Over ........................................ 78
Section 13.6  Notice by Company .......................................................... 79
Section 13.7  Subrogation ................................................................ 79
Section 13.8  Relative Rights ............................................................ 79
Section 13.9  Subordination May Not Be Impaired by Company ............................... 80
Section 13.10 Distribution or Notice to Representative ................................... 80
Section 13.11 Rights of Trustee and Paying Agent ......................................... 80
Section 13.12 Authorization to Effect Subordination ...................................... 80
Section 13.13 Antilayering Provision ..................................................... 81
Section 13.14 Amendments ................................................................. 82

ARTICLE 14 SUBSIDIARY GUARANTEES ......................................................... 81
Section 14.1  Agreement to Guarantee ..................................................... 81
Section 14.2  Execution and Delivery of Guarantees ....................................... 82
Section 14.3  Guarantors May Consolidate, Etc. on Certain Terms .......................... 83
Section 14.4  Releases ................................................................... 84
Section 14.5  No Recourse Against Others ................................................. 84
Section 14.6  Subordination of Subsidiary Guarantees; Anti-layering ...................... 84
Section 14.7  Future Subsidiary Guarantees ............................................... 85

ARTICLE 15 OTHER PROVISIONS OF GENERAL APPLICATION ....................................... 85
Section 15.1  Trust Indenture Act Controls ............................................... 85

                                                                               PAGE
                                                                              -----
Section 15.2    Notices ..................................................... 85
Section 15.3    Communication by Holders with Other Holders ................. 86
Section 15.4    Acts of Holders of Securities ............................... 86
Section 15.5    Certificate and Opinion as to Conditions Precedent .......... 87
Section 15.6    Statements Required in Certificate or Opinion ............... 87
Section 15.7    Effect of Headings and Table of Contents .................... 88
Section 15.8    Successors and Assigns ...................................... 88
Section 15.9    Separability Clause ......................................... 88
Section 15.10   Benefits of Indenture ....................................... 88
Section 15.11   Section Governing Law ....................................... 88
Section 15.12   Counterparts ................................................ 88
Section 15.13   Legal Holidays .............................................. 88
Section 15.14   Recourse Against Others ..................................... 89


EXHIBITS
   EXHIBIT A: Form of Security
   EXHIBIT B: Notation of Guarantee
   EXHIBIT C: Assignment Form
   EXHIBIT D: Conversion Notice
   EXHIBIT E: Notice of Exercise of Conversion Right

     This INDENTURE dated as of October 24, 2001, among L-3 Communications Holdings, Inc, a Delaware corporation (the "Company"), and L-3 Communications Corporation, a Delaware corporation ("L-3 Communications"), Hygienetics Environmental Services, Inc., a Delaware corporation, L-3 Communications ILEX Systems, Inc, a Delaware corporation, L-3 Communications Aydin Corporation, a Delaware corporation, MPRI, Inc., a Delaware corporation, L-3 Communications SPD Technologies, Inc., a Delaware corporation, SPD Holdings, Inc., a Delaware corporation, SPD Electrical Systems, Inc., a Delaware corporation, SPD Switchgear, Inc., a Delaware corporation, Pac Ord, Inc., a Delaware corporation, Henschel, Inc., a Delaware corporation, Power Paragon, Inc., a Delaware corporation, L-3 Communications ESSCO, Inc., a Delaware corporation, Electrodynamics, Inc., an Arizona Corporation, Interstate Electronics Corporation, a California Corporation, Southern California Microwave Inc, a California corporation, L-3 Communications Storm Control Systems, Inc., a California corporation, L-3 Communications DBS Microwave, Inc., a California corporation and Microdyne Corporation, a Maryland corporation (collectively, including L-3 Communications, the "Guarantors"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").


                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of its 4.00% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011 guaranteed by the Guarantors (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company and the Guarantors have duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Securities, when the Securities are executed by the Company and the Guarantors and authenticated and delivered hereunder, the valid and binding obligations of the Company and the Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, in accordance with their and its terms, have been done.


                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1


                  DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1 DEFINITIONS.

     For all purposes of this Indenture and the Securities, the following terms are defined as follows:

     "Act," when used with respect to any Holder of a Security, has the meaning specified in Section 15.4(a).

     "Additional Amounts" means all amounts, if any, payable pursuant to
Section 3 of the Registration Rights Agreement.

     "Adjusted Interest Rate" means, with respect to any Reset Transaction, the rate per annum that is the arithmetic average of the rates quoted by two Reference Dealers selected by the Company or its successor as the rate at which interest on the Securities should accrue so that the Fair Market Value, expressed in Dollars, of a Security immediately after the later of:

          (1) the public announcement of such Reset Transaction; or

          (2) the public announcement of a change in dividend policy in connection with such Reset Transaction;

will most closely equal the average Trading Price of a Security for the 20 Trading Days preceding the date of public announcement of such Reset Transaction; provided that the Adjusted Interest Rate shall not be less than 4.00% per annum.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Member" has the meaning stated in Section 2.8.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" shall mean any person who is considered a beneficial owner of a security in accordance with Rule 13(d)(3) promulgated by the SEC under the Exchange Act.

     "Board of Directors" means either the board of directors of the Company or, except with respect to paragraph (3) under the definition of "Change of Control," any committee of that board empowered to act for it with respect to this Indenture.

     "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

     "Business Day," when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

     "Change of Control" means the occurrence of any of the following after the date of this Indenture:

          (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (other than the Excluded Subsidiaries) taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties;

          (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner," directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares);

          (3) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (4) the consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries (other than the Excluded Subsidiaries) taken as a whole to another person, other than:

               (a) any transaction:

               (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's capital stock; and

               (ii) pursuant to which holders of the Company's capital stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; and

               (b) any merger solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

     Notwithstanding the foregoing, a Change of Control will be deemed not to have occurred if:

          (1) the Sale Price per share of the Company's Common Stock for any five Trading Days within:

               (a) the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (1) above; or

               (b) the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (2) above,

     equals or exceeds 110% of the Conversion Price of the Securities in effect on each such Trading Day; or

          (2) at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the Securities become convertible solely into such common stock (and any rights attached thereto).

     "Change of Control Repurchase Date" has the meaning specified in Section 11.1.

     "Clearstream" means Clearstream Banking, societe anonyme (formerly Cedelbank).

     "Common Stock" means any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company. However, subject to the provisions of Section 12.11, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock, par value $0.01 per share, of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Company" means the corporation named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Notice" has the meaning specified in Section 11.3.

     "Company Order" means a written order signed in the name of the Company by both (1) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (2) so long as not the same as the officer signing pursuant to clause (1), the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Company, and delivered to the Trustee.

     "Contingent Interest" has the meaning specified in Section 2.1(d).

     "Contingent Payment Regulations" has the meaning specified in Section
9.8.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of the Board of Directors on May 22, 1998; or

          (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of the new director's nomination or election.

     "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article 12.

     "Conversion Date" means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert its Securities.

     "Conversion Period" means the period from and including the 30th Trading Day in a fiscal quarter to, but not including, the 30th Trading Day in the immediately following fiscal quarter.

     "Conversion Price" means the principal amount of Securities that can be exchanged for one share of Common Stock (initially $107.625), subject to adjustments set forth herein.

     "Conversion Rate" means the number of shares of Common Stock into which each $1,000 principal amount of Securities is convertible, which is initially 9.2915, subject to adjustments as set forth herein.

     "Conversion Value" means, on any day, the product of the Sale Price for the Common Stock on such day multiplied by the then-current Conversion Rate.

     "Corporate Trust Office" means for purposes of presentation or surrender of Securities for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company or for any other purpose of this Indenture, the principal office of the Trustee located at 101 Barclay Street, Floor 21 West, New York, New York 10286, attention: Corporate Trust Administration.

     "corporation" means any corporation, association, limited liability company, company and business trust.

     "Current Market Price" has the meaning set forth in Section 12.4(g).

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means an event which is, or after notice or lapse of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 2.17.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Designated Senior Debt" means:

          (1) any Senior Debt outstanding under any credit facility; and

          (2) any other Senior Debt permitted under this Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Dividend Yield" on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on such security for such period divided by, if with respect to dividends paid on such security, the average Sale Price of such security during such period and, if with respect to dividends proposed to be paid on such security, the Sale Price of such security on the effective date of the related Reset Transaction.

     "Dollar," "U.S. Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     "Event of Default" has the meaning specified in Section 4.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Subsidiary" means any Subsidiary of the Company or of L-3 Communications that has been designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary has been designated as, or, if the indentures governing the Outstanding Senior Subordinated Notes are no longer in effect, could have been designated as, an "Unrestricted Subsidiary" pursuant to the terms of the indentures governing any of the Outstanding Senior Subordinated Notes as the same are in effect on the date of this Indenture (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of those Notes continue to be outstanding).

     "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

     "Expiration Time" has the meaning specified in Section 12.4(f).

     "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction which, in the absence of a current market for such transaction, shall be determined in good faith by the Board of Directors.

     "GAAP" has the meaning specified in Section 1.3.

     "Global Security" has the meaning specified in Section 2.2(b).

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantees" means the obligations of the Guarantors described herein.

     "Guarantors" means each person listed in the preamble to this Indenture as a Guarantor, each Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture, their respective successors and assigns and any and all future domestic Subsidiaries of the Company, other than any Subsidiary that are properly designated an "Excluded Subsidiary" by the Company in accordance with the terms of that definition.

     "Holder," when used with respect to any Security, including any Global Security, means the Person in whose name the Security is registered in the Register.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect to borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any assets of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other
     Indebtedness.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Initial Purchasers" means Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation.

     "Interest Payment Date" means each of March 15 and September 15; provided, however, that if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

     "Interest Rate" means, (a) if a Reset Transaction has not occurred, 4.00% per annum, or (b) following the occurrence of a Reset Transaction, the Adjusted Interest Rate related to such Reset Transaction to, but not including the effective date of any succeeding Reset Transaction.

     "L-3 Communications" means L-3 Communications Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company.

     "Maturity" means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a Repurchase Right or otherwise.

     "Moody's" means Moody's Investors Service, Inc.

     "Nasdaq National Market" means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

     "Non-Electing Share" has the meaning specified in Section 12.11.

     "Obligations" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Additional Amounts), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Officer" of the Company or any Guarantor means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, any Vice President or the Secretary of the Company or such Guarantor.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 15.5 hereof.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company (and may include directors or employees of the Company) and who is acceptable to the Trustee, which acceptance shall not be unreasonably withheld.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except Securities:

          (1) previously canceled by the Trustee or delivered to the Trustee for cancellation;

          (2) for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

          (3) that have been paid in exchange for or in lieu of other Securities which have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

     "Outstanding Senior Subordinated Notes" means the 10M% Senior Subordinated Notes due 2007, 81/2% Senior Subordinated Notes due 2008 and 8% Senior Subordinated Notes due 2008 issued by L-3 Communications and guaranteed by certain of its Subsidiaries.

     "Paying Agent" has the meaning specified in Section 2.5.

     "Payment Blockage Notice" has the meaning specified in Section 13.3(ii).


     "Permitted Junior Securities" means equity interests in the Company or debt securities that are subordinated to all Senior Debt of the Company and the Guarantors (and any debt securities issued in exchange for such Senior
Debt) to substantially the same extent as, or to a greater extent than, the Securities and the Guarantees are subordinated to such Senior Debt pursuant to this Indenture.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof, and shall include any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     "Physical Securities" means Securities issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3.

     "Place of Conversion" means any city in which any Conversion Agent is located.

     "Place of Payment" means any city in which any Paying Agent is located.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.12 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Principals" means Lehman Brothers Holdings Inc. and any of its affiliates, Lockheed Martin, Frank C. Lanza and Robert V. LaPenta.

     "Purchase Agreement" means the Purchase Agreement, dated October 18, 2001, between the Company, the Guarantors and the Initial Purchasers.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Record Date" means either a Regular Record Date or a Special Record Date, as the case may be; provided that, for purposes of Section 12.4, Record Date has the meaning specified in 12.4(g).

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

     "Reference Dealer" means a dealer engaged in the trading of convertible securities.

     "Reference Period" has the meaning set forth in Section 12.4(d).

     "Register" has the meaning specified in Section 2.5.

     "Registrar" has the meaning specified in Section 2.5.

     "Registration Rights Agreement" means the Resale Registration Rights Agreement dated as of October 24, 2001, among the Company, the Guarantors and the Initial Purchasers.

       "Registration Statement" has the meaning specified in the Registration Rights Agreement.

     "Regular Record Date" for the interest on the Securities (including Contingent Interest, if any) and Additional Amounts, if any, means the March 1 (whether or not a Business Day) next preceding an Interest Payment Date on March 15 and the September 1 (whether or not a Business Day) next preceding an Interest Payment Date on September 15.

     "Related Party" with respect to any Principal means:

          (1) any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

         (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in clause (1) above.

     "Repurchase Price" has the meaning specified in Section 11.1.

     "Repurchase Right" has the meaning specified in Section 11.1.

     "Reset Transaction" means: (i) a merger, consolidation or statutory share exchange to which the entity that is the issuer of the Common Stock into which the Securities are then convertible is a party, (ii) a sale of all or substantially all the assets of that entity, (iii) a recapitalization of that Common Stock or (iv) a distribution described in Section 12.4(d), in each case if after the effective date of the transaction or distribution the Securities would be convertible into:

          (1) shares of an entity the common stock of which had a Dividend Yield for the four fiscal quarters of such entity immediately preceding the public announcement of such transaction or distribution that was more than 2.5% higher then the Dividend Yield on the Common Stock (or other common stock then issuable upon conversion of the Securities) for the four fiscal quarters preceding the public announcement of such transaction or distribution; or

          (2) shares of an entity that announces a dividend policy prior to the effective date of such transaction or distribution which policy, if implemented, would result in a Dividend Yield on such entity's common stock for the next four fiscal quarters that would result in such a 2.5% increase.

     "Responsible Officer," when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer of the Trustee whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Securities" means the Securities defined as such in Section
2.3.

     "Restricted Securities Legend" has the meaning set forth in Section
2.3(a).

     "Rule 144" means Rule 144 under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

     "Rule 144A" means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

     "Sale Price" of a security on any date of determination means:

          (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on that date;

          (2) if such security is not listed for trading on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is so listed;

          (3) if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

          (4) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

          (5) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for such security; or

          (6) if that security is not so quoted, the average of the last bid and ask prices for that security from a Reference Dealer.

     "SEC" means the Securities and Exchange Commission.

     "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company."

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means:

          (1) all Indebtedness of the Company outstanding under credit facilities and all hedging obligations with respect thereto;

          (2) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities; and

          (3) all principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnification, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness referred to in either clause (1) or clause (2) above.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

          (1) the Company's 5-1/4% Convertible Senior Subordinated Notes due 2009 issued on November 21, 2000 and December 21, 2000;

          (2) any liability for federal, state, local or other taxes owed or owing by the Company;

          (3) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates (other than Lehman Brothers Inc. and its affiliates);

          (4) any trade payables; or

          (5) any Indebtedness that is incurred in violation of this Indenture.

     "Senior Debt of a Guarantor" means:

          (1) all Indebtedness of the Guarantors outstanding under credit facilities and all hedging obligations with respect thereto;

          (2) any other Indebtedness permitted to be incurred by the Guarantors under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Guarantees of the Securities; and

          (3) all principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnification, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness referred to in either clause (1) or clause (2) above.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt of a Guarantor will not include:

          (1) the guarantees of the Company's 5-1/4% Convertible Senior Subordinated Notes due 2009 issued on November 21, 2000 and December 21, 2000;

          (2) any liability for federal, state, local or other taxes owed or owing by that Guarantor;

          (3) any Indebtedness of that Guarantor to any of its Subsidiaries or other Affiliates;

          (4) any trade payables; or

          (5) any obligations with respect to the Outstanding Senior Subordinated Notes of L-3 Communications (and the related guarantees).

     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" within the meaning of Rule 405 under the Securities Act.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.17.

     "Spin-off" has the meaning assigned to it in Section 12.3(d).

     "Standard & Poor's" means Standard & Poor's Rating Services.

     "Stated Maturity" means the date specified in any Security as the fixed date for the payment of principal on such Security or on which an installment of interest (including Contingent Interest, if any) and Additional Amounts, if any, on such Security is due and payable.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition only, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code
Section 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent such amendment is applicable to this Indenture, the Trust Indenture Act of 1939, as so amended, or any successor statute.

     "Trading Day" means:

          (1) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business;

          (2) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

          (3) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Trading Price" of a Security on any date of determination means:

          (1) the average of the secondary market bid quotations per Security obtained by the Company for $10,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company;

          (2) if at least three such bids cannot reasonably be obtained by the Company, but two such bids are obtained, then the average of the two bids shall be used;

          (3) if only one such bid can reasonably be obtained by the Company, this one bid shall be used; or

          (4) if either the Company cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of the Securities will equal (i) the then-applicable Conversion Rate of the Securities multiplied by (ii) the Sale Price of the Company's Common Stock on such determination date.

     "Transfer Agent" means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Securities.

     "Trigger Event" has the meaning specified in Section 12.4(d).

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "U.S. Government Obligations" means: (1) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which in either case, are non-callable at the option of the issuer thereof.

     "Vice President," when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Voting Stock" means, at any time, the capital stock that is entitled to vote in the election of the Board of Directors at that time.

 SECTION 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;
     and

          "obligor" on the Securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.


 SECTION 1.3 RULES OF CONSTRUCTION.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder ("GAAP");

          (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (4) all references to section and article numbers in this Indenture shall refer to sections and articles hereof, unless otherwise specified;


                                   ARTICLE 2


                                THE SECURITIES


 SECTION 2.1 TITLE AND TERMS.

     (a) The Securities shall be known and designated as the "4.00% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011" of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $350,000,000 (or $420,000,000 if the Initial Purchasers' option set forth in Section 2 of the Purchase Agreement is exercised in full), except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.7, 2.8, 2.9, 2.12, 7.5, 10.7, 11.1 or 12.2. The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

     (b) The Securities shall mature on September 15, 2011.

     (c) Interest shall accrue from and including October 24, 2001 at the Interest Rate until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on March 15 and September 15 in each year, commencing March 15, 2002.

     (d) In addition, interest (the "Contingent Interest") will accrue on each Security during any six-month period from March 15 to September 14 and from September 15 to March 14, as appropriate, commencing with the six-month period beginning March 15, 2002, if the average Trading Price of a Security for the five Trading Days ending on the second Trading Day immediately preceding the beginning of the relevant six-month period equals 120% or more of the principal amount of such Security. The rate of Contingent Interest payable in respect of any six-month period will equal the greater of (i) a per annum rate equal to 5.0% of the Company's estimate of its per annum borrowing rate for senior subordinated non-convertible fixed-rate indebtedness with a maturity date comparable to the Securities and (ii) 0.40% per annum, but in no event may the rate of Contingent Interest exceed a per annum rate of 0.50%, in each case based on the outstanding principal amount of the Securities. Upon determination that Holders of Securities will be entitled to receive Contingent Interest during any relevant six-month period, on or prior to the start of the relevant six-month period, the Company will issue a press release and publish information with respect to any Contingent Interest on its website.

     (e) Interest (including Contingent Interest, if any) on the Securities shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month. For purposes of determining the Interest Rate, the Trustee may assume that a Reset Transaction has not occurred unless the Trustee has received an Officers' Certificate stating that a Reset Transaction has occurred and specifying the Adjusted Interest Rate then in effect.

     (f) Except as provided in the last sentence of this Section 2.1(f), a Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest (including Contingent Interest, if any) and Additional Amounts, if any, on such Security on the corresponding Interest Payment Date (or as set forth in the third to last sentence of this Section 2.1(f)). A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, except as provided below, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Security so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security which has been called for redemption by the Company on a date that is after a Record Date but prior to the corresponding Interest Payment Date in a notice of redemption given by the Company pursuant to Section 10.5 shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion. In addition and notwithstanding the foregoing, upon conversion of any Security on or after October 24, 2004 and prior to March 15, 2005, the Company will pay to the Holder of such Security at the time of such conversion (unless that conversion takes place after March 1, 2005, in which case the payment will be made on the Interest Payment Date) all unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, accrued to October 24, 2004, if any, on the Securities so converted, regardless of whether such converted Securities have been called for redemption. In no event will any interest paid pursuant to the preceding sentence be required to be returned to the Company. In the event that any Security is redeemed pursuant to Article 10 at the option of the Company after a Regular Record Date and prior to the corresponding Interest Payment Date, the Company will pay all accrued and unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, from the proceeding Interest Payment Date (or such earlier date to which interest (including Contingent Interest, if any) and Additional Amounts, if any, was last paid) to but not including the Redemption Date, to the Holder of such Security as of such Redemption Date (whether or not such Holder was a Holder on such Regular Record Date).

     (g) Principal of, and premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on, Global Securities shall be payable to the Depositary in immediately available funds.

     (h) Principal and premium, if any, on Physical Securities shall be payable in immediately available funds or, at the option of the Company, at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest (including Contingent Interest, if any) and Additional Amounts, if any, on Physical Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder's account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

     (i) The Securities shall be redeemable at the option of the Company as provided in Article 10.

     (j) The Securities shall be repurchaseable by the Company at the option of Holders as provided in Article 11.

     (k) The Securities shall be convertible at the option of the Holders as provided in Article 12.

     (l) The Securities shall be subordinated in right of payment to Senior Debt of the Company as provided in Article 13.

     (m) The Securities shall be jointly and severally guaranteed by the Guarantors as provided in Article 14.


 SECTION 2.2 FORM OF SECURITIES.

     (a) Except as otherwise provided pursuant to this Section 2.2, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.3. The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

     (b) The Securities are being offered and sold by the Company pursuant to the Purchase Agreement. Securities offered and sold to QIBs in accordance with Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3 (each a "Global Security" and collectively the "Global Securities"). Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as Custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of the Depositary or its nominee, as hereinafter provided.

     (c) Physical Securities may be exchanged for interests in Global Securities pursuant to Section 2.9(b).


 SECTION 2.3 LEGENDS.

     (A) RESTRICTED SECURITIES LEGENDS.

     Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.3(a)(i), and each stock certificate representing shares of the Common Stock issued upon conversion of any

Security issued hereunder, shall, upon issuance, bear the legend set forth in
Section 2.3(a)(ii)(each such legend, a "Restricted Securities Legend"), and such legend shall not be removed except as provided in Section 2.3(a)(iii). Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(i) (together with each stock certificate representing shares of the Common Stock issued upon conversion of such Security that bears or is required to bear the Restricted Securities Legend set forth in
Section 2.3(a)(ii), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.3(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder's acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

     As used in Section 2.3(a), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

     (I) RESTRICTED SECURITIES LEGEND FOR SECURITIES.

     Except as provided in Section 2.3(a)(iii), any certificate evidencing such Security (and all Securities issued in exchange therefor or substitution thereof, other than stock certificates representing shares of the Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.3(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

   "THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

   (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 IN AGGREGATE PRINCIPAL AMOUNT OF NOTES OR AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(4), (5) OR (6) UNDER THE SECURITIES ACT (A "NON-INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $250,000 IN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES;

   (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING NOTES IN AN AGGREGATE PRINCIPAL AMOUNT OF AT LEAST $100,000 OR TO A NON-INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING NOTES IN AN AGGREGATE PRINCIPAL AMOUNT OF AT LEAST $250,000, AND THAT, IN EITHER CASE, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND WARRANTIES RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

   (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

   IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE DATE SUCH SECURITY WAS LAST HELD BY AN AFFILIATE OF THE COMPANY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

     (II) RESTRICTED SECURITIES LEGEND FOR THE COMMON STOCK ISSUED UPON CONVERSION OF THE SECURITIES.

     Each stock certificate representing Common Stock issued upon conversion of the Securities will bear the following legend (unless such Common Stock has been sold pursuant to Rule 144 or pursuant to a registration statement that has been declared effective under the Securities Act):

   "THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED,

   (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS PURCHASING A NUMBER OF SHARES OF COMMON STOCK AT LEAST EQUAL TO $100,000 DIVIDED BY $107.625 (THE INITIAL CONVERSION PRICE) OR TO A NON-INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501
   (a)(4), (5), OR (6) UNDER THE SECURITIES ACT) THAT IS PURCHASING A NUMBER OF SHARES OF COMMON STOCK AT LEAST EQUAL TO $250,000 DIVIDED BY $107.625 (THE INITIAL CONVERSION PRICE), AND THAT, IN EITHER CASE, FURNISHES TO EQUISERVE TRUST COMPANY, N.A., AS TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND WARRANTIES RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION

   PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;

   (2) PRIOR TO ANY SUCH TRANSFER OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE, IT WILL FURNISH TO SUCH TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND

   (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO A CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

   THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED.

     (III) REMOVAL OF THE RESTRICTED SECURITIES LEGENDS.

     Each Security and each stock certificate representing shares of the Common Stock issued upon conversion of any Security (other than a stock certificate representing shares of the Common Stock issued upon conversion of a Security that previously has been sold pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such sale) shall bear the applicable Restricted Securities Legend set forth in Section 2.3(a)(i) or 2.3(a)(ii), as the case may be, until the earlier of:

          (2) the date which is the later of two years after the original issuance date of such Security and two years after the date such Security was last held by an affiliate of the Company; and

          (3) the date such Security has, or such shares of the Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale).

The Holder must give notice thereof to the Trustee and any transfer agent for the Common Stock, as applicable.

     Notwithstanding the foregoing, the Restricted Securities Legend may be removed from any Security or any stock certificate representing shares of the Common Stock issued upon conversion of any Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security or shares of the Common Stock issued upon conversion of Securities, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws. Upon provision of such satisfactory evidence, at the written direction of the Company, (i) in the case of a Security, the Trustee shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend or (ii) in the case of a stock certificate representing shares of the Common Stock, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the stock certificate or stock certificates representing such shares of Common Stock bearing such legend, one or more new stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Restricted Securities Legend has been removed from a Security or stock certificates representing shares of the Common Stock issued upon conversion of any Security as provided above, no other Security issued in exchange for all or any part of such Security or stock certificates representing shares of the Common Stock issued upon conversion of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a "restricted security" (or such shares of Common Stock are "restricted securities") within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

     Any Security (or Security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(i) as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.7, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(i).

     Any stock certificate representing shares of the Common Stock issued upon conversion of any Security as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(ii) as set forth therein have been satisfied may, upon surrender of the stock certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new stock certificate or stock certificates representing a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(ii).

     (B) GLOBAL SECURITY LEGEND.

     Each Global Security shall also bear the following legend on the face thereof:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

     (C) LEGEND FOR PHYSICAL SECURITIES.

     Physical Securities, in addition to the legend set forth in Section 2.3(a)(i), will also bear a legend substantially in the following form:

     THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO NOTES.

 SECTION 2.4 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     Two Officers of the Company shall execute the Securities on behalf of the Company by manual or facsimile signature. If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Securities. The Company agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

     The Trustee's certificates of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



Dated:


                                                          The Bank of New York,
                                                                     As Trustee



                                                    By-------------------------
                                                            Authorized Signatory

 SECTION 2.5 REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities (the "Register") and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Securities. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

     The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

               (1) hold all sums held by it for the payment of the principal of and premium, if any, or interest (including Contingent Interest, if any) and Additional Amounts, if any, on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

               (2) give the Trustee notice of any Default by the Company in the making of any payment of principal and premium, if any, or interest (including Contingent Interest, if any) or Additional Amounts, if any; and

               (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its subsidiaries or the Affiliates of the foregoing shall act:

          (i) as Paying Agent in connection with redemptions, offers to purchase and discharges, except as otherwise specified in this Indenture, and

          (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

     The Company hereby initially appoints The Bank of New York as Registrar and Paying Agent for the Securities.

 SECTION 2.6 PAYING AGENT TO HOLD ASSETS IN TRUST.

     Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on any Securities, the Company shall deposit with one or more Paying Agents money in immediately available funds in an aggregate amount sufficient to pay the principal, premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, due on such date. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee.

     If the Company shall act as a Paying Agent, it shall, prior to or on each due date of the principal of and premium, if any, or interest (including Contingent Interest, if any) and Additional Amounts, if any, on any of the Securities, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay the principal and premium, if any, or interest (including Contingent Interest, if any) and Additional Amounts, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

 SECTION 2.7 GENERAL PROVISIONS RELATING TO TRANSFER AND EXCHANGE.

     The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry. Notwithstanding the foregoing, in the case of a Restricted Security, a beneficial interest in a Global Security being transferred in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144 or Rule 144A may only be transferred for a Physical Security.

     When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.14, 7.5 or 10.8).

     Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

          (1) for a period of 15 Business Days prior to the making of a Notice of Redemption of Securities selected for redemption under Article 10;

          (2) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or

          (3) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.


     Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between beneficial owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

 SECTION 2.8 BOOK-ENTRY PROVISIONS FOR THE GLOBAL SECURITIES.

     (a) The Global Securities initially shall:

          (i) be registered in the name of the Depositary (or a nominee thereof);

          (ii) be delivered to the Trustee as custodian for such Depositary;

          (iii) bear the Restricted Securities Legend set forth in Section 2.3(a)(i); and

          (iv) the Global Securities Legend set forth in Section 2.3(b).

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. With respect to any Global Security deposited on behalf of the subscribers for the Securities represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Clearstream, respectively, shall be applicable to the Global Securities.


     (b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (c) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.9.


     (d) If at any time:


          (i) the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Securities, or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 120 days of such notice or cessation;


          (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Physical Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities; or


          (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Securities in exchange for such Global Security or Global Securities;


the Depositary shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Physical Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Physical Securities shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

     (e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.8(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

 SECTION 2.9 SPECIAL TRANSFER PROVISIONS.

     Unless a Security is (i) transferred after the time period referred to in Rule 144(k) under the Securities Act or (ii) sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale), the following provisions shall apply to any sale, pledge or other transfer of Securities:

     (A) TRANSFER OF SECURITIES TO A QIB.

     The following provisions shall apply with respect to the registration of any proposed transfer of Securities to a QIB:

          (i) If the Securities to be transferred consist of a beneficial interest in the Global Securities, the transfer of such interest may be effected only through the book-entry systems maintained by Euroclear and Clearstream, if applicable, and the Depositary.

          (ii) If the Securities to be transferred consist of Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating or has otherwise advised the Company and the Registrar in writing that:

               (A) it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution;

               (B) it and any such account is a QIB within the meaning of Rule 144A;

               (C) it is aware that the sale to it is being made in reliance on Rule 144A;

               (D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

               (E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

     In addition, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Securities in an amount equal to the aggregate principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (B) OTHER EXCHANGES.

     In the event that Global Securities are exchanged for Securities in definitive registered form pursuant to Section 2.8 prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with the provisions of clause
(a) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A) and such other procedures as may from time to time be adopted by the Company.

          (C) GENERAL.

     By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.8 hereof or this Section 2.9. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

 SECTION 2.10 HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as the case may be.

 SECTION 2.11 PERSONS DEEMED OWNERS.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

 SECTION 2.12 MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES.

     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there is delivered to the Company and the Trustee

          (1) evidence to their satisfaction of the destruction, loss or theft of any Security, and

          (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the condition set forth in the preceding paragraph.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section 2.12 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


 SECTION 2.13 TREASURY SECURITIES.

     In determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only such Securities of which the Trustee has received written notice and are so owned shall be so disregarded.

 SECTION 2.14 TEMPORARY SECURITIES.

     Pending the preparation of Securities in definitive form, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in definitive form. Without unreasonable delay, the Company will execute and deliver to the Trustee Securities in definitive form (other than in the case of Securities in global form) and thereupon any or all temporary Securities (other than any such Securities in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.2 and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of Securities in definitive form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in definitive form authenticated and delivered hereunder.

 SECTION 2.15 CANCELLATION.

     All securities surrendered for payment, redemption, repurchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered shall be canceled promptly by the Trustee, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of all cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.

 SECTION 2.16 CUSIP NUMBERS.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

 SECTION 2.17 DEFAULTED INTEREST.

     If the Company fails to make a payment of interest (including Contingent Interest, if any) or Additional Amounts, if any, on any Security when due and payable ("Defaulted Interest"), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent Special Record Date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security. The Company shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Company shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest (and such Contingent Interest and/or Additional Amounts, if any) to be paid.


                                   ARTICLE 3


                          SATISFACTION AND DISCHARGE

 SECTION 3.1 SATISFACTION AND DISCHARGE OF INDENTURE.

     When:

          (1) the Company shall deliver to the Trustee for cancellation all Securities previously authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Securities shall have been authenticated and delivered) and not previously canceled; or

          (2) all the Securities not previously canceled or delivered to the Trustee for cancellation will become due and payable or are by their terms scheduled to become due and payable, within one year or have been called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption; and

          (3) the Company shall deposit with the Trustee, in trust, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, or interest (including Contingent Interest, if any) or Additional Amounts, if any, on all of the Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal, premium, if any, or interest (including Contingent Interest, if any) or Additional Amounts, if any, are due to such date of Maturity or redemption, as the case may be;

the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to:

          (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities;

          (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on, the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and

          (iii) the rights, obligations and immunities of the Trustee hereunder);


and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, that the Company shall reimburse the Trustee for all amounts due the Trustee under Section 5.8 and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

 SECTION 3.2 DEPOSITED MONIES TO BE HELD IN TRUST.

     Subject to Section 3.3, all monies deposited with the Trustee pursuant to
Section 3.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 13, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Contingent Interest, if any), and Additional Amounts, if any. All monies deposited with the Trustee pursuant to Section 3.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon the earlier of the request of the Company and the date on which there are no Securities outstanding.

 SECTION 3.3 RETURN OF UNCLAIMED MONIES.

     The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal or premium, if any, or interest (including Contingent Interest, if any) or Additional Amounts, if any, that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                                   ARTICLE 4

                             DEFAULTS AND REMEDIES


 SECTION 4.1 EVENTS OF DEFAULT.

     An "Event of Default" with respect to the Securities occurs when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 13 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default for 30 days in the payment when due of interest, Contingent Interest or Additional Amounts on the Securities, whether or not prohibited by the subordination provisions of this Indenture;

          (2) default in payment when due of the principal of or premium, if any, on the Securities, whether or not prohibited by the subordination provisions of this Indenture;

          (3) failure by the Company to comply with any of its other agreements in this Indenture or the Securities (other than a default specified in clause (1) or (2) above) and such default or breach continues for a period of 60 consecutive days after written notice of such breach or default shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Outstanding Securities;

          (4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (other than the Excluded Subsidiaries) for money borrowed (or the payment of which is guaranteed by the Company or any of those Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (5) failure by the Company or any of its Subsidiaries (other than the Excluded Subsidiaries) to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (6) the commencement by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary to the filing of such petition or to the appointment of or the taking possession by a Custodian of the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or of any substantial part of their properties, or the making by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in writing of their inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary of the Company or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary expressly in furtherance of any such action; and

          (7) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.


 SECTION 4.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default with respect to Outstanding Securities other than the Event of Default specified in Section 4.1(6) above occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, by written notice to the Company, may declare due and payable 100% of the principal amount of all Outstanding Securities plus any accrued and unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, to the date of payment shall be immediately due and payable.

     The Holders either (a) through notice to the Trustee of not less than a majority in aggregate principal amount of the Outstanding Securities, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, rescind and annul an acceleration and its consequences if:

          (1) all existing Events of Default, other than the nonpayment of principal of or interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities which have become due solely because of the acceleration, have been remedied, cured or waived, and

          (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon. If an Event of Default under Section 4.1(6) occurs and is continuing with respect to the Company, then, without any further action by the Holders, the principal amount of all Outstanding Securities plus any accrued and unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, shall become immediately due and payable.


 SECTION 4.3 OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


 SECTION 4.4 WAIVER OF PAST DEFAULTS.

     The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Securities, or (b) by the adoption of a resolution, at a meeting of

Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default, except a Default or Event of Default:

          (1) in the payment of the principal of or premium, if any, or interest (including Contingent Interest, if any) and Additional Amounts, if any, on any Security (provided, however, that subject to Section 4.7, the Holders of a majority in aggregate principal amount of the Outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

          (2) in respect of a covenant or provision hereof which, under Section 7.2, cannot be modified or amended without the consent of the Holders of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


 SECTION 4.5 CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

          (1) conflicts with any law or with this Indenture;

          (2) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

          (3) may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


 SECTION 4.6 LIMITATION ON SUIT.

     No Holder of any Security shall have any right to pursue any remedy with respect to this Indenture or the Securities (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

          (1) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

          (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

          (4) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

          (5) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.

 SECTION 4.7 UNCONDITIONAL RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date, or in the case of the exercise of a Repurchase Right, on the Change of Control Repurchase Date, or in the case of a conversion on or after October 24, 2004 and before March 15, 2005, as provided in Section 2.1(f)) and to convert such Security in accordance with Article 12, and to bring an action for the enforcement of any such payment on or after such respective dates and such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.


 SECTION 4.8 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY THE
TRUSTEE.

     The Company covenants that if:

          (1) a Default or Event of Default is made in the payment of any interest (including Contingent Interest, if any) or Additional Amounts, if any, on any Security when such interest (including Contingent Interest, if any) or Additional Amounts, if any, becomes due and payable and such Default or Event of Default continues for a period of 30 days; or

          (2) a Default or Event of Default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2) on such Securities for principal and premium, if any, and interest (including Contingent Interest, if any) or Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest (including Contingent Interest, if any) or Additional Amounts, if any, calculated using the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


 SECTION 4.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest (including Contingent Interest, if any) or Additional Amounts, if any, shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (1) to file and prove a claim for the whole amount of principal and premium, if any, and interest (including Contingent Interest, if any) or Additional Amounts, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding; and

          (2) to collect and receive any monies or other property payable or deliverable on any such claim and to distribute the same;

and any Custodian in any such judicial proceedings is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.


     Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Security, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.


 SECTION 4.10 RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


 SECTION 4.11 RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 2.12, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


 SECTION 4.12 DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.


 SECTION 4.13 APPLICATION OF MONEY COLLECTED.

     Subject to Article 13, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Contingent Interest, if any) and Additional Amounts, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

   FIRST: To the payment of all amounts due the Trustee;

   SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, respectively; and

   THIRD: Any remaining amounts shall be repaid to the Company.


 SECTION 4.14 UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Security by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or premium, if any, or interest (including Contingent Interest, if any) or Additional Amounts, if any, on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption or exercise of a Repurchase Right, on or after the Redemption Date) or for the enforcement of the right to convert any Security in accordance with
Article 12.


 SECTION 4.15 WAIVER OF STAY OR EXTENSION LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 5

                                  THE TRUSTEE


 SECTION 5.1 CERTAIN DUTIES AND RESPONSIBILITIES.

     (a) Except during the continuance of an Event of Default,

          (1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or any facts stated therein).

     (b) In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority in principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).

     (f) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The Trustee shall not be deemed to have notice or actual knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 15.2, and such notice references the Securities and this Indenture.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.

 SECTION 5.2 CERTAIN RIGHTS OF TRUSTEE.

     Subject to the provisions of Section 5.1 and subject to Section 315(a) through (d) of the TIA:

          (1) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (3) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

          (4) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee's conduct constitutes negligence.

          (5) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (6) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a Company order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

          (7) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

          (8) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superceded.


 SECTION 5.3 INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections 5.11 and 5.12.


 SECTION 5.4 MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Company.


 SECTION 5.5 TRUSTEE'S DISCLAIMER.

     The recitals contained herein and in the Securities (except for those in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

 SECTION 5.6 NOTICE OF DEFAULTS.

     Within 90 days after the occurrence of any Default or Event of Default hereunder of which the Trustee has received written notice, the Trustee shall give notice to Holders pursuant to Section 15.2, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or premium, if any, or interest (including Contingent Interest, if any) and Additional Amounts, if any, or in the payment of any redemption or repurchase obligation on any Security, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. The Company will give the Trustee notice of any uncured Event of Default within 10 days after any Responsible Officer of the Company becomes aware of or receives actual notice of such Event of Default.


 SECTION 5.7 REPORTS BY TRUSTEE TO HOLDERS.

     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA.

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities become listed on any stock exchange or any delisting thereof.


 SECTION 5.8 COMPENSATION AND INDEMNIFICATION.

     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder as the parties shall agree from time to time (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The Company also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons. The obligations of the Company under this Section 5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. "Trustee" for purposes of this
Section 5.8 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

 SECTION 5.9 REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 5.9.

     The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of at least a majority in aggregate principal amount of Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company must remove the Trustee if:

          (i) the Trustee fails to comply with Section 5.11 or Section 310 of the TIA;

          (ii) the Trustee becomes incapable of acting;

          (iii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

          (iv) a Custodian or public officer takes charge of the Trustee or its property.

     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of Outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.10.

     If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall issue a notice of the successor Trustee's succession to the Holders. Upon payment of its charges, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject nevertheless to its lien, if any, provided for in Section 5.8. Notwithstanding replacement of the Trustee pursuant to this Section 5.9, the Company's obligations under Section 5.8 shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.


 SECTION 5.10 SUCCESSOR TRUSTEE BY MERGER, ETC.

     Subject to Section 5.11, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another Person, corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Securities.


 SECTION 5.11 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have), a combined capital and surplus of at least $25 million as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee is subject to Section 310(b) of the TIA.

 SECTION 5.12 COLLECTION OF CLAIMS AGAINST THE COMPANY.

     The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                   ARTICLE 6

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

 SECTION 6.1 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (1) in the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if the entity surviving such transaction or transferee entity is not the Company, then such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any and interest (including Contingent Interest, if any) and Additional Amounts, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 12.11;

          (2) at the time of consummation of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

 SECTION 6.2 SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, in accordance with
Section 6.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 7

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

 SECTION 7.1 WITHOUT CONSENT OF HOLDERS OF SECURITIES.

     Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Securities to:

          (a) add to the covenants of the Company and/or the Guarantors for the benefit of the Holders of Securities;

          (b) surrender any right or power herein conferred upon the Company and/or the Guarantors;

          (c) make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11;

          (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6;

          (e) reduce the Conversion Price; provided, however, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such reduction);

          (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (g) make any changes or modifications necessary in connection with the registration of any Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

          (h) cure any ambiguity, or correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect; or

          (i) add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable; provided, however, that such action pursuant to this clause (i) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect.


 SECTION 7.2 WITH CONSENT OF HOLDERS OF SECURITIES.

     Except as provided below in this Section 7.2, this Indenture or the Securities may be amended or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of a majority in aggregate principal amount of the Outstanding Securities represented at such meeting.

     Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 7.2 may not:

          (a) change the Stated Maturity of the principal of, or any installment of interest (including Contingent Interest, if any) or any payment of Additional Amounts, if any, on any Security;

          (b) reduce the principal amount of, or any premium or interest (including Contingent Interest, if any) or any payment of Additional Amounts, if any, on any Security;

          (c) impair or adversely affect the conversion rights of any Holder of Securities;

          (d) impair or adversely affect the rights of any Holder of Securities with respect to the Guarantees;

          (e) change the currency of payment of principal of, premium, if any, or interest (including Contingent Interest, if any) or any payment of Additional Amounts, if any, on any Security;

          (f) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Security;

          (g) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2;

          (h) except as permitted by Section 12.11, adversely affect the Repurchase Right or the right to convert any Security as provided in
     Article 12;

          (i) modify the provisions in Article 13 or Article 14 relating to the subordination of the Securities in a manner adverse to the Holders of Securities;

          (j) modify the provisions in Article 10 relating to the redemption of the Securities in a manner adverse to the Holders of Securities;

          (k) modify any of the provisions of Section 4.4 or the foregoing amendment and waiver provisions, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

          (l) reduce the requirements of Section 8.4 for quorum or voting, or reduce the percentage in aggregate principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

     It shall not be necessary for any Act of Holders of Securities under this
Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


 SECTION 7.3 COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.


 SECTION 7.4 REVOCATION OF CONSENTS AND EFFECT OF CONSENTS OR VOTES.

     Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

     An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the Outstanding Securities, and thereafter shall bind every Holder of Securities; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (j) of Section 7.2, the amendment, supplement or waiver shall bind only each Holder of a Security which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the Security of the consenting or affirmatively voting Holder, as the case may be.

 SECTION 7.5 NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment, supplement or waiver changes the terms of a Security:

          (a) the Trustee may require the Holder of a Security to deliver such Securities to the Trustee, the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or

          (b) if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.


 SECTION 7.6 TRUSTEE TO SIGN AMENDMENT, ETC.

     The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.


                                   ARTICLE 8

                       MEETING OF HOLDERS OF SECURITIES


 SECTION 8.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

     A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.


 SECTION 8.2 CALL NOTICE AND PLACE OF MEETINGS.

          (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 8.1, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 15.2, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 8.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this
     Section 8.2.


 SECTION 8.3 PERSONS ENTITLED TO VOTE AT MEETINGS.

     To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only

Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.


 SECTION 8.4 QUORUM; ACTION.

     The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum.

     Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

     At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.2) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Outstanding Securities represented and voting at such meeting.

     Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.


 SECTION 8.5 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF
             MEETINGS.

          (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 15.4 and the appointment of any proxy shall be proved in the manner specified in Section 15.4. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 15.4 or other proof.

          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 8.2(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

          (c) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

          (d) Any meeting of Holders of Securities duly called pursuant to
     Section 8.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.


 SECTION 8.6 COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

     The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 and, if applicable, Section 8.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                   ARTICLE 9

                                   COVENANTS


 SECTION 9.1 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

     The Company will duly and punctually pay the principal of and premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, in respect of the Securities in accordance with the terms of the Securities and this Indenture.


 SECTION 9.2 MAINTENANCE OF OFFICES OR AGENCIES.

     The Company hereby appoints the Corporate Trust Office of the Trustee, where Securities may be:

          (i) presented or surrendered for payment;

          (ii) surrendered for registration of transfer or exchange;

          (iii) surrendered for conversion;

and where notices and demands to or upon the Company in respect of the Securities and this Indenture maybe served.

     The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or monies sufficient to pay the principal of and premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 9.3, the Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 15.2, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

     If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office of the Trustee.


 SECTION 9.3 CORPORATE EXISTENCE.

     Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


 SECTION 9.4 MAINTENANCE OF PROPERTIES.

     The Company will maintain and keep its properties and every part thereof in such repair, working order and condition, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto, as in the judgment of the Company are necessary in the interests of the Company; provided, however, that nothing contained in this Section shall prevent the Company from selling, abandoning or otherwise disposing of any of its properties or discontinuing a part of its business from time to time if, in the judgment of the Company, such sale, abandonment, disposition or discontinuance is advisable and does not materially adversely affect the interests or business of the Company.


 SECTION 9.5 PAYMENT OF TAXES AND OTHER CLAIMS.

     The Company will, and will cause any Significant Subsidiary to, promptly pay and discharge or cause to be paid and discharged all material taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of its property, real or personal, or upon any part thereof, as well as all material claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy, or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Significant Subsidiary, as the case may be, shall have set aside on its books reserves deemed by it adequate with respect thereto.


 SECTION 9.6 REPORTS.

          (a) The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any informational contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

          (c) If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Security, the Company will promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Security designated by such Holder, as the case may be, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Security.


 SECTION 9.7 COMPLIANCE CERTIFICATE.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31), an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or any Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof. In the event an Officer of the Company comes to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officers' Certificate to the Trustee specifying such Default and the nature and status thereof.


 SECTION 9.8 TAX TREATMENT.

     The Company agrees, and by purchasing a beneficial ownership interest in the Securities each Holder of Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the Fair Market Value of any stock beneficially received by a beneficial Holder upon any conversion of the Securities as a contingent payment and (2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities. The Company agrees to provide promptly to Holder of Securities, upon written request, the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule. Any such written request should be sent to the Company at the following address: L-3 Communications Corporation, 600 Third Avenue, 34th Floor, New York, New York 10016, Attention: Investor Relations.


 SECTION 9.9 ADDITIONAL AMOUNTS.

     If Additional Amounts are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Additional Amounts that are payable and (ii) the date on which such Additional Amounts are payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Amounts are payable. If the Company has paid Additional Amounts directly to the persons entitled to them, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.


                                  ARTICLE 10

                           REDEMPTION OF SECURITIES


 SECTION 10.1 [RESERVED].


 SECTION 10.2 OPTIONAL REDEMPTION.

          (a) On or after October 24, 2004, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, on any date prior to Maturity, upon notice as set forth in Section 10.5, at the Redemption Price (expressed as percentages of the principal amount) set forth below and on or after the following dates:

          DURING THE PERIOD COMMENCING:             REDEMPTION PRICE:
          -----------------------------             -----------------
          October 24, 2004 .....................         102.000%
          September 15, 2005 ...................         101.000%
          September 15, 2006 ...................         100.0  %

plus any interest (including Contingent Interest, if any) and Additional Amounts, if any, accrued and unpaid to, but excluding, the Redemption Date on the Securities being redeemed, including those Securities which are converted into the Company's Common Stock after the date the notice of the redemption is mailed and prior to the Redemption Date.

     If the Company exercises its option to redeem Securities pursuant to this
Section 10.2, a Holder may nevertheless exercise its right to have its Securities purchased pursuant to Section 11.1, if applicable, and/or to convert such Securities pursuant to Article 12, in each case, until the close of business on the day that is two Business Days immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at that time.


 SECTION 10.3 NOTICE TO TRUSTEE.

     If the Company elects to redeem Securities pursuant to the provisions of
Section 10.2, it shall notify the Trustee at least 45 days (unless a shorter period is reasonably acceptable to the Trustee) prior to the intended Redemption Date of (i) such intended Redemption Date, (ii) the principal amount of Securities to be redeemed and (iii) the CUSIP numbers of the Securities to be redeemed.


 SECTION 10.4 SELECTION OF SECURITIES TO BE REDEEMED.

     If fewer than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 from the Outstanding Securities by a method that complies with the requirements of any exchange on which the Securities are listed, or, if the Securities are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Securities to be redeemed or any integral multiple thereof.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

     The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


 SECTION 10.5 NOTICE OF REDEMPTION.

     Notice of redemption shall be given in the manner provided in Section 15.2 to the Holders of Securities to be redeemed. Such notice shall be given not less than 20 nor more than 60 days prior to the intended Redemption Date.

     All notices of redemption shall state:

          (1) such intended Redemption Date;

          (2) the Redemption Price and interest (including Contingent Interest, if any) and Additional Amounts, if any, accrued and unpaid to, but excluding, the Redemption Date, if any;

          (3) if fewer than all the Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be Outstanding after such partial redemption;

          (4) that on the Redemption Date the Redemption Price and interest (including Contingent Interest, if any) and Additional Amounts, if any, accrued and unpaid to, but excluding, the Redemption Date, if any, will become due and payable upon each such Security to be redeemed, and that interest (including Contingent Interest, if any) and Additional Amounts, if any, thereon shall cease to accrue on and after such date;

          (5) the Conversion Price, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion;

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price, accrued and unpaid interest, if any; and

          (7) the CUSIP number of the Securities.

     The notice given shall specify the last date on which exchanges or transfers of Securities may be made pursuant to Section 2.7, and shall specify the serial numbers of Securities, if Physical Securities are selected for redemption, and the portions thereof called for redemption.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.


 SECTION 10.6 EFFECT OF NOTICE OF REDEMPTION.

     Notice of redemption having been given as provided in Section 10.5, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified plus interest (including Contingent Interest, if any) and Additional Amounts, if any, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest (Contingent Interest, if any) and Additional Amounts, if any. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price; provided, however, the installments of interest on Securities whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.7.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest (including Contingent Interest, if any) and Additional Amounts, if any, from the Redemption Date at the applicable rate.


 SECTION 10.7 DEPOSIT OF REDEMPTION PRICE.

     Prior to 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price, and accrued and unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, in respect of all the Securities to be redeemed on that Redemption Date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid interest, if any, on such Securities.

     If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the fourth to last paragraph of Section 2.1) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.


 SECTION 10.8 SECURITIES REDEEMED IN PART.

     Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 9.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                   ARTICLE 11

                      REPURCHASE AT THE OPTION OF A HOLDER
                           UPON A CHANGE OF CONTROL


 SECTION 11.1 REPURCHASE RIGHT.

     In the event that a Change of Control shall occur, each Holder shall have the right (the "Repurchase Right"), at the Holder's option, but subject to the provisions of Section 11.2 to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to an integral multiple of $1,000), on the date specified in the Company Notice given pursuant to Section 11.3 in connection with such Change of Control (the "Change of Control Repurchase Date") that is no earlier than 30 days nor later than 60 days after the date of such Company Notice at a purchase price equal to 100% of the principal amount of the Securities to be repurchased (the "Repurchase Price"), plus, subject to Section 2.1(e), interest (including Contingent Interest, if any) and Additional Amounts, if any, accrued and unpaid to, but excluding, the Change of Control Repurchase Date; provided, however, that installments of interest (including Contingent Interest, if any) on Securities whose Stated Maturity is prior to or on the Change of Control Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date according to their terms and the provisions of Section 2.1.

     Subject to the fulfillment by the Company of the conditions set forth in
Section 11.2, in the event of a Change of Control the Company may elect to pay the Repurchase Price by delivering a number of shares of Common Stock equal to
(i) the Repurchase Price divided by (ii) 95% of the average of the Sale Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Repurchase Date.

     Whenever in this Indenture (including Sections 2.2, 4.2(a) and 4.7) or Exhibit A annexed hereto there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect to such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that, for the purposes of Article 13, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

 SECTION 11.2 CONDITIONS TO THE COMPANY'S ELECTION TO PAY THE REPURCHASE PRICE
              IN COMMON STOCK.

     The Company may, at its option, pay the Repurchase Price payable to Holders pursuant to Section 11.1 upon redemption of the Securities, in shares of Common Stock, if the following conditions are satisfied:

       (a) The shares of Common Stock to be so issued:

         (i) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or redemption, as the case may be, or if such registration is required, such registration shall be completed and shall become effective prior to the Change of Control Repurchase Date or the Redemption Date, as the case may be; and

         (ii) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon repurchase or redemption or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Change of Control Repurchase Date or Redemption Date, as the case may be.

     (b) The shares of Common Stock to be listed upon repurchase or redemption of Securities hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Change of Control Repurchase Date or the Redemption Date, as the case may be.

     (c) All shares of Common Stock which may be issued upon repurchase or redemption of Securities will be issued out of the Company's authorized but unissued Common Stock or treasury stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

     (d) If any of the conditions set forth in clauses (a) through (c) of this
   Section 11.2 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.


 SECTION 11.3 NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

     (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, prior to or on the 30th day after the occurrence of a Change of Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders of Securities notice, in the manner provided in Section 15.2, of the occurrence of the Change of Control and of the Repurchase Right set forth herein arising as a result thereof (the "Company Notice"). The Company shall also deliver a copy of such notice of a Repurchase Right to the Trustee. Each notice of a Repurchase Right shall state:

         (1) the Change of Control Repurchase Date;

         (2) the date by which the Repurchase Right must exercised;

         (3) the Repurchase Price and accrued and unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any;

         (4) whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock;

         (5) a description of the procedure which a Holder must follow to exercise its Repurchase Right, and the place or places where such Securities, are to be surrendered for payment of the Repurchase Price and accrued and unpaid interest, if any;

         (6) that on the Change of Control Repurchase Date the Repurchase Price and accrued and unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, will become due and payable in cash upon each such Security designated by the Holder to be repurchased, and that interest (including Contingent Interest, if any) and Additional Amounts, if any, thereon shall cease to accrue on and after said date;

         (7) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place where such Securities may be surrendered for conversion;

         (8) the place or places where such Securities, together with the Option to Elect Repayment Upon a Change of Control certificate included in Exhibit A annexed hereto are to be delivered for payment of the Repurchase Price and accrued and unpaid interest, if any; and

         (9) the CUSIP number of the Securities.

     No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Securities.

     If any of the foregoing provisions or other provisions of this Article 11 are inconsistent with applicable law, such law shall govern.

     (b) To exercise its Repurchase Right, a Holder shall deliver to the Trustee prior to the close of business on the day immediately preceding the Change of Control Repurchase Date:

     (1) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the Repurchase Right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued; and

     (2) the Securities with respect to which the Repurchase Right is being exercised. The right of the Holder to convert the Securities with respect to which the Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Change of Control Repurchase Date provided that the Holder delivers notice to the Paying Agent prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date.

     (c) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Change of Control Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Change of Control Repurchase Date as practicable, together with accrued and unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, to, but excluding, the Change of Control Repurchase Date payable in cash with respect to the Securities as to which the Repurchase Right has been exercised; provided, however, that installments of interest (including Contingent Interest, if any) and Additional Amounts, if any, that mature prior to or on the Change of Control Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

     (d) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Change of Control Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest (including Contingent Interest, if any) and Additional Amounts, if any, to the extent permitted by applicable law from the Change of Control Repurchase Date at the applicable rate and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

     (e) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

     (f) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Change of Control Repurchase Date and the Person or Persons in whose name or names any stock certificate or stock certificates representing shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Change of Control Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the stock certificate or stock certificates representing such shares are to be issued as the holder or holders of record of the shares represented thereby for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Change of Control Repurchase Date.

     (g) No fractions of shares of Common Stock shall be issued upon repurchase of any Security or Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issued upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) to be so repurchased. Instead of any fractional share of Common Stock which would otherwise be issued on the repurchase of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Sale Price of the Common Stock as of the Trading Day preceding the Change of Control Repurchase Date.

     (h) Any issuance and delivery of stock certificates representing shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such stock certificates or for any tax or duty in respect of the issuance or delivery of such stock certificates or the Securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of
(i) income of the Holder or (ii) any transfer involved in the issuance or delivery of stock certificates representing shares of Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

     (i) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15.

     (j) Prior to mailing the Company notice, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or offer to repay all Senior Debt and terminate all commitments thereunder of each lender who has accepted such offer or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Securities required by this covenant.

     (k) The Company will publicly announce the results of the Repurchase Right offer on or as soon as practicable after it closes.

                                  ARTICLE 12

                           CONVERSION OF SECURITIES


 SECTION 12.1 CONVERSION RIGHT AND CONVERSION PRICE.

     (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion:

          (1) during any Conversion Period, if the Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading-Day period ending on the first day of the Conversion Period was more than 120% of the Conversion Price on that thirtieth Trading Day;

          (2) during the five Business-Day period following any 10 consecutive Trading-Day period in which the average of the Trading Prices for the Securities for that 10 Trading-Day Period was less than 105% of the average Conversion Value for the Securities during that period;

          (3) during any period in which the credit rating assigned to the Securities by either Moody's or Standard & Poor's is lower than B3 or B-, respectively, or in which the credit rating assigned to the Securities is suspended or withdrawn by either such rating agency or in which neither such rating agency continues to rate the Securities or provide ratings service or coverage to the Company;

          (4) if the Company has called the Securities for redemption; or

          (5) upon the occurrence of the corporate transactions specified in clause (b) of this Section 12.1.

     The Company shall determine on a daily basis whether the Securities are convertible as a result of the occurrence of an event specified in clause (1) or clause (2) above and, if the Securities are so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to Section 12.1, the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 15.2, and the Company shall also publicly announce such information and publish it on the Company's website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     (b) In addition, in the event that:

          (1) (A) the Company distributes to all holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days of the record date for such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution, (B) the Company distributes to all holders of its shares of Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value of such distribution per share of Common Stock exceeds 10% of the Sale Price of a share of Common Stock on the Business Day immediately preceding the date of declaration of such distribution, or (C) a Change of Control occurs but Holders of Securities do not have the right to require the Company to purchase their Securities as a result of such Change of Control because either (i) the Sale Price of the Common Stock during the periods described in the definition of Change of Control exceeds specified levels (as described in the definition of Change of Control) or (ii) at least 90% of the consideration received in such Change of Control consists of Capital Stock that is freely tradeable and the Securities become convertible into that Capital Stock as specified in the definition of Change of Control, then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of (A) or (B), or within 30 days after the occurrence of the Change of Control, in the case of (C), until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place, in the case of (A) or (B), or the earlier of 30 days after the Company's delivery of the Repurchase Notice for Change of Control Repurchase Rights or the date the Company announces that the Change of Control will not take place, in the case of (C), or

          (2) the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 12.11 hereof;

then the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction. Notwithstanding the foregoing, in the case of a distribution pursuant to 12.1(b)(1)(A) or (B), no adjustment to the ability of a Holder of Securities to convert will be made if the Holder participates or will participate in the distribution without conversion.

     The Conversion Rate, at any time, shall equal (A) $1,000 divided by the Conversion Price at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down).

     The conversion right shall expire at the close of business on the Business Day immediately preceding September 15, 2011.


 SECTION 12.2 EXERCISE OF CONVERSION RIGHT.

     To exercise the conversion right, the Holder of any Security to be converted shall surrender such Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Security,to the Company, with a copy to the Trustee, stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

     Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date or that has been called for redemption by the Company on a date that falls on or after such Regular Record Date and on or prior to the related Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest (including Contingent Interest, if any) and Additional Amounts, if any, to be received on such Interest Payment Date on the principal amount of Securities being surrendered for conversion; provided, however, that, notwithstanding the foregoing, upon conversion of any Securities on or after October 24, 2004 and prior to March 15, 2005, the Company will pay to the Holder of such Securities at the time of such conversion (unless that conversion takes place after March 1, 2005, in which case the payment will be made on the next Interest Payment Date) all unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, accrued to October 24, 2004, if any, on the Securities so converted, regardless of whether such Securities have been called for redemption. In no event will any interest paid pursuant to the preceding sentence be required to be returned to the Company.

     Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the provisions of this Article 12, including any required payments, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the

Company shall cause to be issued and delivered to such Conversion Agent a stock certificate or stock certificates representing the number of full shares of Common Stock issuable upon conversion of such Securities, together with payment in lieu of any fraction of a share as provided in Section 12.3.

     In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Securities.

     If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Security set forth in Exhibit A annexed hereto, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed certificate.

     The Company hereby initially appoints The Bank of New York as the Conversion Agent.


 SECTION 12.3 FRACTIONS OF SHARES.

     No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Sale Price of the Common Stock as of the Trading Day preceding the date of conversion.


 SECTION 12.4 ADJUSTMENT OF CONVERSION PRICE.

     The Conversion Price shall be subject to adjustment, calculated by the Company, from time to time as follows:

          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

               (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.4(g)) fixed for such determination; and

               (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 12.4(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than (or having a conversion price per share less than) the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

               (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price; and

               (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12.4(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 12.4(c), (2) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.11 applies and (3) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section 12.4(d) called the "securities"), then, in each such case, except as otherwise provided in this Section 12.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

               (i) the numerator of which shall be the Current Market Price on such date, less the Fair Market Value on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date); and

               (ii) the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the record date for such distribution. However, in the event that the then Fair Market Value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 12.4(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

     Notwithstanding the foregoing, in the event that the Company shall make a distribution subject to this Section 12.4(d) the Company may, in lieu of making any adjustment required pursuant to this Section 12.4(d), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the securities such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date.

     In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of the Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

               (i) are deemed to be transferred with such shares of Common
          Stock;

               (ii) are not exercisable; and

               (iii) are also issued in respect of future issuances of Common Stock;

shall be deemed not to have been distributed for purposes of this Section 12.4(d) (and no adjustment to the Conversion Price under this Section 12.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.4(d):

          (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

          (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

     For purposes of this Section 12.4(d) and Sections 12.4(a), 12.4(b) and 12.4(c), any dividend or distribution to which this Section 12.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12.4(b) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.4(c) applies (or any combination thereof), shall be deemed instead to be:

          (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.4(a), 12.4(b) and 12.4(c) apply, respectively (and any Conversion Price reduction required by this Section 12.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

          (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.4(a), 12.4(b) and 12.4(c) with respect to such dividend or distribution shall then be made), except:

               (A) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 12.4(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 12.4(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of
          Section 12.4(c); and

               (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
          Section 12.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

     In the event of any distribution referred to in Section 12.4(d) in which
(1) the Fair Market Value of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the average of the Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution or (2) the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Security immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

     In the event of any distribution referred to in Section 12.4(c) or 12.4(d), where, in the case of a distribution described in Section 12.4(d), the Fair Market Value of such distribution per share of Common Stock exceeds 10% of the Sale Price of a share of Common Stock on the Business Day immediately preceding the declaration date for such distribution, then, if such distribution would also trigger a conversion right under Section 12.1(b) or the Securities are otherwise convertible pursuant to this Article 12, the Company will be required to give notice to the Holders of Securities at least 20 days prior to the Ex-Divided Time for the distribution and, upon the giving of notice, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such conversion right, until the close of business on the Business Day prior to the Ex-Dividend Time or the Company announces that such distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder of a Security to convert will be made if the Holder will otherwise participate in such distribution without conversion.

     (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.11 applies or as part of a distribution referred to in Section 12.4(d)), in an aggregate amount that, combined together with:

          (1) the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.4(e) has been made; and

          (2) the aggregate amount of any cash plus the Fair Market Value of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 12.4(f) has been made;

exceeds 10% of the product of the Current Market Price of the Common Stock on the Record Date with respect to such distribution, times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

               (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date, and

               (ii) the denominator of which shall be equal to the Current Market Price on such date.

However, in the event that the then Fair Market Value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value that combined together with:

          (1) the aggregate of the cash plus the Fair Market Value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.4(f) has been made;

          (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.4(e) has been made; and

exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

               (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; and

               (ii) the denominator shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12.4(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.4(f).

     (g) For purposes of this Section 12.4, the following terms shall have the meanings indicated:

          (1) "Current Market Price" shall mean the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

               (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

               (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d),
          (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

               (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 12.4(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Sale Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

               (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

               (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

               (C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

          (2) [Section intentionally deleted]

          (3) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.4(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     (j) In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
(ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.3.

     (k) For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (l) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Security is converted, and the Holder of the Security who converts such Security after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion, then an adjustment shall be made to the Conversion Price pursuant to clause 12.4(b) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.


 SECTION 12.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

     Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12.4(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Unless and until the Trustee and any Conversion Agent other than the Trustee receive an Officers' Certificate setting forth an adjustment to the Conversion Price, the Trustee and such Conversion Agent may assume without inquiry that the Conversion Price has not and is not required to be adjusted and that the last Conversion Price of which the Trustee and such Conversion Agent have knowledge remains in effect. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.


 SECTION 12.6 NOTICE PRIOR TO CERTAIN ACTIONS.

     In case at any time after the date hereof:

          (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

          (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

          (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

          (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.2, and shall cause to be provided to the Trustee and all Holders in accordance with Section 15.2, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

               (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

               (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

     Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 12.6.


 SECTION 12.7 COMPANY TO RESERVE COMMON STOCK.

     The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Securities.


 SECTION 12.8 TAXES ON CONVERSIONS.

     Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of

Common Stock on conversion of Securities pursuant hereto. A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.


 SECTION 12.9 COVENANT AS TO COMMON STOCK.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issuance be fully paid and nonassessable and that the Company will pay all taxes, liens and charges with respect to the issuance thereof, except (1) as provided in Section 12.8 or (2) with respect to any liens or charges created by or imposed upon such Common Stock by the Holder of the Security or Securities to be converted.


 SECTION 12.10 CANCELLATION OF CONVERTED SECURITIES.

     All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15.


 SECTION 12.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

     If any of following events occur, namely:

         (i) any reclassification or change of the outstanding shares of Common Stock (other than a change as a result of a subdivision or combination);


         (ii) any merger, consolidation, statutory share exchange or combination of the Company with or into another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

         (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 12.11 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 11.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

     If this Section 12.11 applies to any event or occurrence, Section 12.4 shall not apply.


 SECTION 12.12 COMPANY DETERMINATION FINAL.

     Any determination that the Company of the Board of Directors must make pursuant to this Article 12 shall be conclusive if made in good faith and in accordance with the provisions of this Article 12, absent manifest error, and set forth in a Board Resolution.


 SECTION 12.13 RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

     The Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of
Section 5.1, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.


                                   ARTICLE 13

                                  SUBORDINATION


 SECTION 13.1 AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.


 SECTION 13.2 LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the

Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of Securities will be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Debt (except, in each case, that Holders of Securities may receive Permitted Junior Securities and payments made from the trust described under Article 3).


 SECTION 13.3 DEFAULT ON DESIGNATED SENIOR DEBT.

     The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Securities and may not acquire from the Trustee or any Holder any Securities for cash or property (other than (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 3 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

               (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing; or

               (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or a Representative with respect to such Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (a) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (b) all scheduled payments of principal, premium, interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 90 days.

     The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them upon the earlier of:

          (1) the date upon which the default is cured or waived, or

          (2) in the case of a default referred to in Section 13.3(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

     if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.


 SECTION 13.4 ACCELERATION OF SECURITIES.

     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.


 SECTION 13.5 WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Article 13 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 13, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.


 SECTION 13.6 NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article 13, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article 13.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 13, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such evidence is not furnish, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.


 SECTION 13.7 SUBROGATION.

     After all Senior Debt is paid in full in cash and until the Securities are paid in full, Holders of Securities shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Securities have been applied to the payment of Senior Debt. A distribution made under this
Article 13 to holders of Senior Debt that otherwise would have been made to Holders of Securities is not, as between the Company and Holders, a payment by the Company on the Securities.


 SECTION 13.8 RELATIVE RIGHTS.

     This Article 13 defines the relative rights of Holders of Securities and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;


          (2) affect the relative rights of Holders of Securities and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Securities.

     If the Company fails because of this Article 13 to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.


 SECTION 13.9 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.


 SECTION 13.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 13, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.


 SECTION 13.11 RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 13. Only the Company or a Representative may give the notice. Nothing in this Article 13 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 5.8 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


 SECTION 13.12 AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of Securities, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 13, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 4.9 hereof at least 30 days before the expiration of the time to file such claim, the credit agents are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.


 SECTION 13.13 ANTILAYERING PROVISION.

          (1) The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Securities.

          (2) No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Guarantees.


 SECTION 13.14 AMENDMENTS.

     The provisions of this Article 13 shall not be amended or modified without the written consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding if such amendment would adversely affect the rights of Holders of Securities.


                                  ARTICLE 14

                             SUBSIDIARY GUARANTEES


 SECTION 14.1 AGREEMENT TO GUARANTEE.

     The Guarantors hereby agree as follows:

          (1) The Guarantors, jointly and severally with all other Guarantors, if any, unconditionally guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company under the Indenture or the Securities, that:

               (a) the principal of, premium, interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and premium, interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

               (b) in case of any extension of time for payment or renewal of any Securities or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          (2) Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantors under this Indenture shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.


 SECTION 14.2 EXECUTION AND DELIVERY OF GUARANTEES.

          (1) To evidence their Guarantees set forth in this Indenture, the Guarantors hereby agree that a notation of such Guarantee shall be endorsed by an Officer of the Guarantors on each Security authenticated and delivered by the Trustee on or after the date hereof. The form of such notation is included in the Form of Security attached as Exhibit A to this Indenture.

          (2) Notwithstanding the foregoing, the Guarantors hereby agree that their Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          (3) If an Officer whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          (4) The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

          (5) The Guarantors hereby agree that their obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Securities or the Indenture, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (6) The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that their Guarantee made pursuant to this Indenture will not be discharged except by complete performance of the obligations contained in the Securities and the Indenture.

          (7) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, the Guarantee made pursuant to this Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (8) The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantors further agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

               (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 4 of this Indenture for the purposes of the Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby;

               (b) in the event of any declaration of acceleration of such Obligations as provided in Article 4 of this Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee made pursuant to this Indenture; and

               (c) the Guarantors shall have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantee made pursuant to this Indenture.


 SECTION 14.3 GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

     (1) Except as set forth in Articles 6 and 9 of this Indenture, nothing contained in this Indenture or in the Securities shall prevent (a) any consolidation or merger of any of the Guarantors with or into the Company or any other Guarantor, (b) any transfer, sale or conveyance of the property of any of the Guarantors as an entirety or substantially as an entirety, to the Company or any other Guarantor or (c) any merger of a Guarantor with or into with an Affiliate of that Guarantor that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Company and the domestic non-Guarantor subsidiaries is not increased thereby.

     (2) Except as set forth in Article 9 of this Indenture, nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of any of the Guarantors with or into a corporation or corporations other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guarantors) authorized to acquire and operate the same; provided, however, that the Guarantors hereby covenant and agree that (i) subject to the Indenture, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantors, shall be expressly assumed (in the event that any of the Guarantors are not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantors shall have been merged, or by the corporation which shall have acquired such property, (ii) immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default exists; and (iii) such transaction will only be permitted under this Indenture if it would be permitted under the terms of all of the indentures governing the Outstanding Senior Subordinated Notes as the same are in effect on the date hereof (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of these notes continue to be outstanding).

     (3) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee made pursuant to this Indenture and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantors, such successor corporation shall succeed to and be substituted for the Guarantors with the same effect as if it had been named herein as one of the Guarantors. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon the Securities issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.


 SECTION 14.4 RELEASES.

     (1) Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of the Guarantors), all Liens, if any, in favor of the Trustee in the assets sold thereby shall be released. If the assets sold in such sale or other disposition include all or substantially all of the assets of the Guarantors or all of the Capital Stock of the Guarantors, then the Guarantors (in the event of a sale or other disposition of all of the Capital Stock of any of the Guarantors) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of any of the Guarantors) shall be released from and relieved of its obligations under this Indenture and its Guarantee made pursuant hereto. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company or the Guarantors, as the case may be, in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Indenture and their Guarantee made pursuant hereto. If the Guarantors are not released from their obligations under their Guarantees, they shall remain liable for the full amount of principal of and interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities and for the other obligations of the Guarantors under this Indenture.

     (2) Upon the designation of any of the Guarantors as an Excluded Subsidiary in accordance with the terms of this Indenture and the indentures governing the Outstanding Senior Subordinated Notes as the same are in effect on the date hereof (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of those notes continue to be outstanding), such Guarantor shall be released and relieved of all of its obligations under this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation of such Guarantor as an Excluded Subsidiary was made by the Company in accordance with the provisions of this Indenture and the indentures governing the Outstanding Senior Subordinated Notes as the same are in effect on the date hereof (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of those notes continue to be outstanding), the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee. Any of the Guarantors not released from their obligations under the Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any of the Guarantors under this Indenture as provided in this Section 14.


 SECTION 14.5 NO RECOURSE AGAINST OTHERS.


     No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantors, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.


 SECTION 14.6 SUBORDINATION OF SUBSIDIARY GUARANTEES; ANTI-LAYERING.


     No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Guarantees. Notwithstanding the foregoing sentence, the Guarantee of each Guarantor shall be subordinated to the prior payment in full of all Senior Debt of that Guarantor (in the same manner and to the same extent that the Securities are subordinated to Senior Debt), which shall include all guarantees of Senior Debt.


 SECTION 14.7 FUTURE SUBSIDIARY GUARANTEES.


     If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture (other than a foreign Subsidiary or a domestic Subsidiary that has been properly designated as an "Excluded Subsidiary" in accordance with the provisions of that defined term), then such Subsidiary shall become a Guarantor and execute a Supplemental Indenture in form and substance satisfactory to the Trustee, and deliver an Opinion of Counsel to the Trustee as to the validity of such Guarantee.


                                  ARTICLE 15

                    OTHER PROVISIONS OF GENERAL APPLICATION


 SECTION 15.1 TRUST INDENTURE ACT CONTROLS.

     This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.


 SECTION 15.2 NOTICES.

     Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:


 (a) If to the Company or any Guarantor:

     L-3 Communications Corporation
     600 Third Avenue, 34th Floor
     New York, New York 10016
     Attn: Vice President-Finance (Fax: 212-805-5470) with a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York 10017
     Attn: Vincent Pagano Jr., Esq. (Fax: 212-455-2502)

 (b) if to the Trustee:

     The Bank of New York
     101 Barclay Street, Floor 21 West
     New York, New York 10286
     Attn: Corporate Trust Administration (Fax: 212-896-7294)

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.


 SECTION 15.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Securities or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.


 SECTION 15.4 ACTS OF HOLDERS OF SECURITIES.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by:

          (1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

          (2) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article 8; or

          (3) a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 8.6.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

     (c) The principal amount and serial numbers of Securities held by any Person, and the date of such Person holding the same, shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


 SECTION 15.5 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.


 SECTION 15.6 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each individual signing such certificate or opinion on behalf of the Company has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

 SECTION 15.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


 SECTION 15.8 SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


 SECTION 15.9 SEPARABILITY CLAUSE.

     In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


 SECTION 15.10 BENEFITS OF INDENTURE.

     Nothing contained in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.


 SECTION 15.11 SECTION GOVERNING LAW.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


 SECTION 15.12 COUNTERPARTS.

     This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.


 SECTION 15.13 LEGAL HOLIDAYS.

     In any case where any Interest Payment Date, Redemption Date, Change of Control Repurchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert such Security shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest (including Contingent Interest, if any) and Additional Amounts, if any, or principal or premium, if any, or conversion of the Securities, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Repurchase Date or at the Stated Maturity or on such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Change of Control Repurchase Date or Stated Maturity, as the case may be.


 SECTION 15.14 RECOURSE AGAINST OTHERS.

     No recourse for the payment of the principal of or premium, if any, or interest (including Contingent Interest, if any) or Additional Amounts, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.





                                        The Bank of New York,
                                        as trustee and not in its individual
                                        capacity


                                        By: /s/ Kisha Holder
                                           -----------------------------------
                                          Name:  Kisha Holder
                                          Title: Assistant Treasurer

















                                   Indenture

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.




                                      L-3 COMMUNICATIONS HOLDINGS, INC.,
                                       as the Company


                                      By: /s/ Christopher C. Cambria
                                         -----------------------------------
                                         Name: Christopher C. Cambria
                                         Title: Senior Vice President,
                                                Secretary and General Counsel



                                      L-3 COMMUNICATIONS CORPORATION,
                                       as a Guarantor


                                      By: /s/ Christopher C. Cambria
                                         -----------------------------------
                                         Name: Christopher C. Cambria
                                         Title: Senior Vice President,
                                                Secretary and General Counsel



                                      HYGIENETICS ENVIRONMENTAL SERVICES, INC.,
                                       as a Guarantor


                                      By: /s/ Christopher C. Cambria
                                         -----------------------------------
                                         Name: Christopher C. Cambria
                                         Title: Vice President and Secretary



                                      L-3 COMMUNICATIONS ILEX SYSTEMS, INC.,
                                       as a Guarantor


                                      By: /s/ Christopher C. Cambria
                                         -----------------------------------
                                         Name: Christopher C. Cambria
                                         Title: Vice President and Secretary








                                   Indenture

                                      L-3 COMMUNICATIONS AYDIN CORPORATION,
                                       as a Guarantor


                                      By: /s/ Christopher C. Cambria
                                        ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary



                                      MPRI, INC.,
                                       as a Guarantor


                                      By: /s/ Christopher C. Cambria
                                        ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary



                                      L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC.,
                                       as a Guarantor


                                      By: /s/ Christopher C. Cambria
                                        ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary



                                      SPD HOLDINGS, INC.,
                                       as a Guarantor


                                      By: /s/ Christopher C. Cambria
                                        ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary



                                      SPD ELECTRICAL SYSTEMS, INC.,
                                       as a Guarantor


                                      By: /s/ Christopher C. Cambria
                                        ------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Vice President and Secretary





                                   Indenture

                                        SPD SWITCHGEAR, INC.,
                                         as a Guarantor


                                        By: /s/ Christopher C. Cambria
                                          ------------------------------------
                                          Name: Christopher C. Cambria
                                          Title: Vice President and Secretary



                                        PAC ORD, INC.,
                                         as a Guarantor


                                        By: /s/ Christopher C. Cambria
                                          ------------------------------------
                                          Name: Christopher C. Cambria
                                          Title: Vice President and Secretary



                                        HENSCHEL, INC.,
                                         as a Guarantor


                                        By: /s/ Christopher C. Cambria
                                          ------------------------------------
                                          Name: Christopher C. Cambria
                                          Title: Vice President and Secretary



                                        POWER PARAGON, INC.,
                                         as a Guarantor


                                        By: /s/ Christopher C. Cambria
                                          ------------------------------------
                                          Name: Christopher C. Cambria
                                          Title: Vice President and Secretary



                                        L-3 COMMUNICATIONS ESSCO, INC.,
                                         as a Guarantor


                                        By: /s/ Christopher C. Cambria
                                          ------------------------------------
                                          Name: Christopher C. Cambria
                                          Title: Vice President and Secretary





                                   Indenture

                                 ELECTRODYNAMICS, INC.,
                                  as a Guarantor


                                 By: /s/ Christopher C. Cambria
                                   ------------------------------------
                                   Name: Christopher C. Cambria
                                   Title: Vice President and Secretary



                                 INTERSTATE ELECTRONICS CORPORATION
                                  as a Guarantor


                                 By: /s/ Christopher C. Cambria
                                   ------------------------------------
                                   Name: Christopher C. Cambria
                                   Title: Vice President and Secretary



                                 SOUTHERN CALIFORNIA MICROWAVE, INC.,
                                  as a Guarantor


                                 By: /s/ Christopher C. Cambria
                                   ------------------------------------
                                   Name: Christopher C. Cambria
                                   Title: Vice President and Secretary



                                 L-3 COMMUNICATIONS STORM CONTROL SYSTEMS, INC.,
                                  as a Guarantor


                                 By: /s/ Christopher C. Cambria
                                   ------------------------------------
                                   Name: Christopher C. Cambria
                                   Title: Vice President and Secretary



                                 L-3 COMMUNICATIONS DBS MICROWAVE, INC.,
                                  as a Guarantor


                                 By: /s/ Christopher C. Cambria
                                   ------------------------------------
                                   Name: Christopher C. Cambria
                                   Title: Vice President and Secretary




                                   Indenture

                                        MICRODYNE CORPORATION,
                                         as a Guarantor


                                        By: /s/ Christopher C. Cambria
                                          ------------------------------------
                                          Name: Christopher C. Cambria
                                          Title: Vice President and Secretary





























                                   Indenture

                                   Exhibit A

                       L-3 Communications Holdings, Inc.


    4.00% Senior Subordinated Convertible Contingent Debt Securities (CODES)
                                    due 2011

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 IN AGGREGATE PRINCIPAL AMOUNT OF NOTES OR AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(4), (5) OR (6) UNDER THE SECURITIES ACT (A "NON-INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $250,000 IN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING NOTES IN AN AGGREGATE PRINCIPAL AMOUNT OF AT LEAST $100,000 OR TO A NON-INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING NOTES IN AN AGGREGATE PRINCIPAL AMOUNT OF AT LEAST $250,000, AND THAT, IN EITHER CASE, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND WARRANTIES RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE DATE SUCH SECURITY WAS LAST HELD BY AN AFFILIATE OF THE COMPANY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND

SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

     FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. IN ADDITION, THIS SECURITY IS SUBJECT TO REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. UNDER SUCH REGULATIONS, THE COMPARABLE YIELD OF THIS SECURITY IS 8%.

     THE ISSUER AGREES, AND BY PURCHASING A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH HOLDER OF SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS") AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (2) TO BE BOUND BY THE ISSUER'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES. THE ISSUER AGREES TO PROVIDE PROMPTLY TO HOLDER OF SECURITIES, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: L-3 COMMUNICATIONS CORPORATION, 600 THIRD AVENUE, 34TH FLOOR, NEW YORK, NEW YORK 10016, ATTENTION: INVESTOR RELATIONS.

                                        No.______


CUSIP:                                  Initial principal balance of this
                                        Security*:


                                                      $_______


     L-3 Communications Holdings, Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on September 15, 2011.

     Interest Payment Dates: March 15 and September 15, commencing March 15,
2002.

     Regular Record Dates: March 1 and September 1.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.














----------
*Subject to increase or decrease as set forth in the attached schedule.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.


Dated: October 24, 2001            L-3 COMMUNICATIONS HOLDINGS, INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


Trustee's Certificate of Authentication


This is one of the Securities of the series designated therein referred to in the within-named Indenture.


                                        Dated: October 24, 2001


                                        THE BANK OF NEW YORK
                                        as Trustee


                                      By:
                                         -------------------------------------
                                                  Authorized Signatory

                              [Back of Security]


                       L-3 COMMUNICATIONS HOLDINGS, INC.
    4.00% Senior Subordinated Convertible Contingent Debt Securities (CODES)
                                    due 2011

     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


1. Principal and Interest.

     L-3 Communications Holdings, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the Interest Rate plus the applicable rate of Contingent Interest, if any, from October 24, 2001 until repayment at Maturity, redemption or repurchase. The Company will pay interest on this Security, including Contingent Interest, if any, semiannually in arrears on March 15 and September 15 of each year (each an "Interest Payment Date"), commencing March 15, 2002. The Company also promises to pay all Additional Amounts, if any, that become due pursuant to the Registration Rights Agreement.

     Interest on the Securities (including Contingent Interest, if any) and Additional Amounts, if any, shall be computed (i) for any full semiannual period for which a particular Interest Rate is applicable on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

     Except as provided in the last sentence of this paragraph, a Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest (including Contingent Interest, if any) and Additional Amounts, if any, on such Security on the corresponding Interest Payment Date (or as set forth in the third to last sentence of this paragraph). A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, except as provided below, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date, will be required to pay the Company an amount equal to the interest on the principal amount of such Security so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security which has been called for redemption by the Company on a date that is after a Record Date but prior to the corresponding Interest Payment Date in a notice of redemption given by the Company pursuant to Section 10.5 of the Indenture shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion. In addition and notwithstanding the foregoing, upon conversion of any Security on or after October 24, 2004 and prior to March 15, 2005, the Company will pay to the Holder of such Security at the time of such conversion (unless that conversion takes place after March 1, 2005, in which case the payment will be made on the Interest Payment Date) all unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, accrued to October 24, 2004, if any, on the Security so converted, regardless of whether such converted Security has been called for redemption. In no event will any interest paid pursuant to the preceding sentence be required to be returned to the Company. In the event that any Security is redeemed pursuant to
Article 10 of the Indenture at the option of the Company after a Regular Record Date and prior to the corresponding Interest Payment Date, the Company will pay all accrued and unpaid interest (including Contingent Interest, if any) and Additional Amounts, if any, from the proceeding Interest Payment Date (or such earlier date to which interest (including Contingent Interest, if any) and Additional Amounts, if any, was last paid) to but not including the Redemption Date, to the Holder of such Security as of such Redemption Date (whether or not such Holder was a Holder on such Regular Record Date).

     In accordance with the terms of the Resale Registration Rights Agreement, dated October 24, 2001 (the "Registration Rights Agreement"), among the Company, the Guarantors named therein and the Initial Purchasers named therein, the Holder of any Transfer Restricted Securities (as defined in the Registration Rights Agreement) shall be entitled to Additional Amounts during the continuance of a Registration Default (as defined therein).

     Any Additional Amounts will be payable in cash semiannually, in arrears, on each Interest Payment Date and will cease to accrue on the earlier of (i) the date the Registration Default is cured and (ii) the day immediately prior to the date on which this Security ceases to be a Transfer Restricted Security. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement. In the event of a conflict between the terms of this Security and the terms of the Registration Rights Agreement, the Registration Rights Agreement shall prevail to the extent permitted by applicable law.

     In addition, Contingent Interest will accrue on each Security during any six-month period from March 15 to September 14 and from September 15 to March 14, as appropriate, commencing with the six-month period beginning March 15, 2002, if the average Trading Price of a Security for the five Trading Days ending on the second Trading Day immediately preceding the beginning of the relevant six-month period equals 120% or more of the principal amount of such Security. The rate of Contingent Interest payable in respect of any six-month period will equal the greater of (i) a per annum rate equal to 5.0% of the Company's estimate of its per annum borrowing rate for senior subordinated non-convertible fixed-rate indebtedness with a maturity date comparable to the Securities and (ii) 0.40% per annum, but in no event may the rate of Contingent Interest exceed a per annum rate of 0.50%, in each case based on the outstanding principal amount of the Securities. Upon determination that Holders of Securities will be entitled to receive Contingent Interest during any relevant six-month period, on or prior to the start of the relevant six-month period, the Company will issue a press release and publish information with respect to any Contingent Interest on its website.

2. Method of Payment.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except as provided in Section 1 above with respect to payments made at the time of conversion of Securities.

     Principal of, and premium, if any, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on, Global Securities will be payable to the Depositary in immediately available funds.

     Principal and premium, if any, on Physical Securities will be payable in immediately available funds or, at the option of the Company, at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest (including Contingent Interest, if any) and Additional Amounts, if any, will be payable, in the case of Securities having a principal amount of less than $5.0 million, at the option of the Company, by mailing a check to the Holders or at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest (including Contingent Interest, if any) and Additional Amounts, if any, on Physical Securities having an aggregate principal amount of more than $5.0 million will be paid: (a) by check mailed to each Holder, or (b) upon application to the Registrar by any such Holder not later than the relevant Record Date, by wire transfer in immediately available funds to an account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3. Paying Agent and Registrar.

     Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

4.  Indenture; Guarantees.

     The Company issued this Security under an Indenture, dated as of October 24, 2001 (the "Indenture"), among the Company, the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"). The terms of the Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

     The Obligations of the Company under the Indenture and the Securities have been jointly and severally guaranteed on a senior subordinated basis by certain of the Company's Subsidiaries, all as provided in the Indenture.

5. Optional Redemption.

     This Security may be redeemed in whole or in part, upon not less than 20 nor more than 60 days' notice, at any time on or after October 24, 2004, at the option of the Company, at the Redemption Prices (expressed as percentages of the principal amount) set forth below, plus any interest (including Contingent Interest, if any) and Additional Amounts, if any, accrued but unpaid to the Redemption Date and on or after the following dates.


     DURING THE PERIOD
     COMMENCING                    REDEMPTION PRICES
     ----------                    -----------------
     October 24, 2004 ...........       102.000
     September 15, 2005 .........       101.000%
     September 15, 2006 .........       100.000%

     Securities in original denominations larger than $1,000 may be redeemed in part.

     On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

     Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

6. Repurchase Right Upon a Change of Control.

     If a Change of Control occurs, the Holder of Securities, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase the Securities (or any portion of the principal amount hereof that is at least an integral multiple of $1,000, provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to $1,000) at the Repurchase Price in cash, plus any interest (including Contingent Interest, if any) and Additional Amounts, if any accrued and unpaid to the Change of Control Repurchase Date.

     Subject to the conditions provided in the Indenture, if a Change of Control occurs, the Company may elect to pay the Repurchase Price by delivering a number of shares of Common Stock equal to (i) a Repurchase Price divided by
(ii) 95% of the average of the Closing Prices per share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Repurchase Date.

     No fractional shares of Common Stock will be issued upon repurchase of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

     In the event of a Change of Control, a Company Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a Repurchase Right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

7. Conversion Rights.

     Subject to and in compliance with the provisions of the Indenture, upon the occurrence of events specified in the Indenture, the Holder of Securities is entitled, at such Holder's option, to convert the Holder's Securities (or any portion of the principal amount hereof which is an integral multiple of $1,000), at the principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion.

     The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

     In the case of a Security (or a portion thereof) called for redemption, the conversion right in respect of the Security (or such portion thereof) so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its Repurchase Right with respect to a Security (or a portion thereof), the conversion right in respect of the Security (or portion thereof) shall expire at the close of business on the Business Day preceding the Change of Control Repurchase Date.

     The Conversion Price shall be initially equal to $107.625 per share of Common Stock. The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture.

     To exercise the conversion right, the Holder must surrender the Security (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company, with a copy to the Trustee. Except as set forth in the next sentence, any Security surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date or that has been called for redemption on a date that falls on or after such Regular Record Date and on or before the related Interest Payment Date), shall also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Securities being surrendered for conversion. In addition and notwithstanding the foregoing, upon conversion of any Security on or after October 24, 2004 and prior to March 15, 2005, the Company will pay to the Holder of such Security at the time of such conversion (unless that conversion takes place after March 1, 2005, in which case the payment will be made on the Interest Payment Date) all unpaid interest (including Contingent Interest, if any) accrued to October 24, 2004, if any, on the Securities so converted, regardless of whether such converted Securities have been called for redemption. In no event will any interest paid pursuant to the preceding sentence be required to be returned to the Company.

     No fractional shares of Common Stock will be issued upon conversion of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

8. Subordination.

     The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

9. Tax Treatment

     The Company agrees, and by purchasing a beneficial ownership interest in the Securities each Holder of Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the Fair Market Value of any stock beneficially received by a beneficial Holder upon any conversion of the Securities as a contingent payment and (2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities. The Company agrees to provide promptly to Holder of Securities, upon written request, the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule. Any such written request should be sent to the Company at the following address: L-3 Communications Corporation, 600 Third Avenue, 34th Floor, New York, New York 10016, Attention: Investor Relations.

10. Denominations; Transfer; Exchange.

     The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

     In the event of a redemption in part, the Company will not be required (a) to register the transfer of, or exchange, Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer of, or exchange, any such Securities, or portion thereof, called for redemption.

     In the event of redemption, conversion or repurchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.

11. Persons Deemed Owners.

     The registered Holder of this Security shall be treated as its owner for all purposes.

12. Unclaimed Money.

     The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13. Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) (a) all of the Outstanding Securities shall become due and payable at their scheduled Maturity within one year or (b) all of the Outstanding Securities are scheduled for redemption within one year, and (2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the Outstanding Securities on the date of Maturity or redemption, as the case may be.

14. Amendment; Supplement; Waiver.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the

Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Additional Amounts, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash in lieu of conversion) as provided in the Indenture.


15. Defaults and Remedies.

     The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

          (1) default for 30 days in the payment when due of interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities, whether or not prohibited by the subordination provisions of this Indenture;

          (2) default in payment when due of the principal of or premium, if any, on the Securities, whether or not prohibited by the subordination provisions of this Indenture;

          (3) failure by the Company to comply with any of its other agreements in this Indenture or the Securities (other than a default specified in clause (1) or (2) above) and such default or breach continues for a period of 60 consecutive days after written notice of such breach or default shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Outstanding Securities.

          (4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (other than the Excluded Subsidiaries) for money borrowed (or the payment of which is guaranteed by the Company or any of those Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (5) failure by the Company or any of its Subsidiaries (other than the Excluded Subsidiaries) to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (6) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary of the Company.

          (7) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

16. Authentication.

     This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

17. Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).


18. Additional Rights of Holders of Transfer Restricted Securities.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.


19. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


20. Governing Law.

     The Indenture and this Security shall be governed by, and construed in accordance with, the law of the State of New York.


21. Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under this Security, pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.


22. Counterparts.

     This Security may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

                                   Exhibit B


FORM OF NOTATION ON SENIOR SUBORDINATED CONVERTIBLE CONTINGENT DEBT SECURITY
               (the "Security") RELATING TO SUBSIDIARY GUARANTEE

     Pursuant to the Indenture each Guarantor(i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, and premium, interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Security, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Security, and (c) in case of any extension of time of payment or renewal of any Security or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

     Notwithstanding the foregoing, in the event that the Guarantee of any Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

     No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Security, any Guarantee, the Indenture, any supplemental indenture delivered pursuant to the Indenture by such Guarantor or any Guarantees, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

     This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture.



                                      L-3 COMMUNICATIONS CORPORATION


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      HYGIENETICS ENVIRONMENTAL SERVICES, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                      L-3 COMMUNICATIONS ILEX SYSTEMS, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      SOUTHERN CALIFORNIA MICROWAVE, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      L-3 COMMUNICATIONS ESSCO, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                      L-3 COMMUNICATIONS STORM CONTROL SYSTEMS,
                                      INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      L-3 COMMUNICATIONS DBS MICROWAVE, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                      SPD ELECTRICAL SYSTEMS, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      SPD SWITCHGEAR, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      PAC ORD, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      HENSCHEL, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      SPD HOLDINGS, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      POWER PARAGON, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      L-3 COMMUNICATIONS AYDIN CORPORATION


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                      MPRI, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      ELECTRODYNAMICS, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      INTERSTATE ELECTRONICS CORPORATION


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                      MICRODYNE CORPORATION


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                   Exhibit C

                                ASSIGNMENT FORM


    To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:______________________            Your
                                        Name: __________________________________
                                        (Print your name exactly as it appears
                                        on the face of this Security)


                                        Your
                                        Signature: _____________________________
                                        (Sign exactly as your name appears on
                                        the face of this Security)


                                        Signature
                                        Guarantee*: ____________________________




* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

In connection with any transfer of this Security occurring prior to the date which is the earlier of the end of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned confirms that without utilizing any general solicitation or general advertising that:


                     [Check One]


[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder, and that the transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the undersigned does hereby further certify that the Securities are being transferred to a transferee that the undersigned reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such transferee exercises sole investment discretion, and such transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.


                     or


[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.9 of the Indenture shall have been satisfied.

Dated: _____________________            ______________________________________
                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        within-mentioned instrument in every
                                        particular, without alteration or any
                                        change whatsoever.



                                        Signature Guarantee:


                                        ______________________________________
                                        Signature must be guaranteed by a
                                        participant in a recognized signature
                                        guarantee medallion program or other
                                        signature guarantor acceptable to the
                                        Trustee.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.


     The undersigned represents and warrants that: (a) it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution; (b) it and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933; (c) it is aware that the sale to it is being made in reliance on Rule 144A; (d) it acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information; and (e) it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: ________________  ____________________________________________________
                         NOTICE: To be executed by an executive officer

                                   Exhibit D

                               CONVERSION NOTICE


TO:      L-3 COMMUNICATIONS HOLDINGS, INC.
         600 Third Avenue, 34th Floor
         New York, New York 10016
         Attn: Vice President-Finance


COPY TO: THE BANK OF NEW YORK
         101 Barclay Street, Floor 21 West
         New York, New York 10286
         Attn: Corporate Trust Administration (L-3 Communications Holdings, Inc. 4.00% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011)


     The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (the principal amount of which is an integral multiple of $1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest (including Contingent Interest, if any) and Additional Amounts, if any, accompanies this Security.


Dated: ________________                 Your Name: ___________________________
                                        (Print your name exactly as it appears
                                        on the face of this Security)



                                        Your
                                        Signature: __________________________
                                        (Sign exactly as your name appears on
                                        the face of this Security)



                                        Signature
Guarantee*: ____________________



                                        Social Security or other Taxpayer
                                        Identification
                                        Number: ____________________________


     Principal amount to be converted (if less than all): $


     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:




                     ------------------------------------------
                     (Name)


                     ------------------------------------------
                     (Street Address)


                     ------------------------------------------
                     (City, State and Zip Code)

                                   Exhibit E

                    NOTICE OF EXERCISE OF REPURCHASE RIGHT


TO:   L-3 COMMUNICATIONS HOLDINGS, INC.
      600 Third Avenue, 34th Floor
      New York, New York 10016
      Attn: Vice President-Finance


     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from L-3 Communications Holdings, Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (the principal amount of which is an integral multiple of $1,000) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest (including Contingent Interest, if any) and Additional Amounts, if any, accrued and unpaid to, but excluding, such date, to the registered holder hereof, in cash.


Dated: _________________________        Your Name: ___________________________
                                        (Print your name exactly as it appears
                                        on the face of this Security)



                                        Your Signature: ______________________
                                        (Sign exactly as your name appears on
                                        the face of this Security)



                                        Signature
                                        Guarantee:* __________________________

                                        Social Security or other Taxpayer
                                        Identification
                                        Number: ______________________________


     Principal amount to be repaid (if less than all): $


----------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


     The initial principal amount of this Global Security is $_______. The following increases or decreases of a part of this Global Security have been made:





                                                                    Principal Amount of this        Signature of
                    Amount of decrease in   Amount of increase in        Global Security       Authorized officer of
                     Principal Amount of     Principal Amount of     following such decrease         Trustee or
 Date of Exchange    this Global Security    this Global Security         (or increase)        Securities Coordinator
------------------ ----------------------- ----------------------- -------------------------- -----------------------










